EXHIBIT 99(h) (iii)

                                     ISDA(R)

              International Swaps and Derivatives Association, Inc.

                              2002 MASTER AGREEMENT

                           dated as of ............................

...................................... and ......................................
have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this 2002 Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties or otherwise effective for the purpose of confirming or evidencing those Transactions. This 2002 Master Agreement and the Schedule are together referred to as this "Master Agreement".

Accordingly, the parties agree as follows:-

1.   INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and elsewhere in this Master Agreement will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement, such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.   OBLIGATIONS

(a)  GENERAL CONDITIONS.

     (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

     (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other condition specified in this Agreement to be a condition precedent for the purpose of this Section 2(a)(iii).

(b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the Scheduled Settlement Date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)  NETTING OF PAYMENTS. If on any date amounts would otherwise be payable:-

     (i) in the same currency; and

     (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by which the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount and payment obligation will be determined in respect of all amounts payable on the same date in the same currency in respect of those Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or any Confirmation by specifying that "Multiple Transaction Payment Netting" applies to the Transactions identified as being subject to the election (in which case clause (ii) above will not apply to such Transactions). If Multiple Transaction Payment Netting is applicable to Transactions, it will apply to those Transactions with effect from the starting date specified in the Schedule or such Confirmation, or, if a starting date is not specified in the Schedule or such Confirmation, the starting date otherwise agreed by the parties in writing. This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)  DEDUCTION OR WITHHOLDING FOR TAX.

     (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:-



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          (1) promptly notify the other party ("Y") of such requirement;

          (2) pay to the relevant authorities the full amount required to be deducted or withheld including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this
          Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y ;

          (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

          (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:-

               (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

               (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (11) a Change in Tax Law.

     (ii) LIABILITY. If:-

          (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

          (2) X does not so deduct or withhold; and

          (3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

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3.   REPRESENTATIONS

Each party makes the representations contained in Sections 3(a), 3(b), 3(c), 3(d), 3(e) and 3(f) and, if specified in the Schedule as applying, 3(g) to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement). If any "Additional Representation" is specified in the Schedule or any Confirmation as applying, the party or parties specified for such Additional Representation will make and, if applicable, be deemed to repeat such Additional Representation at the time or times specified for such Additional Representation.

(a)  BASIC REPRESENTATIONS.

     (i) STATUS. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

     (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

     (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)  ABSENCE  OF LITIGATION.   There  is  not  pending  or,  to  its  knowledge,
threatened against it, any of its Credit Support Providers or any of its applicable Specified Entities any action, suit or

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proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

(g) NO AGENCY. It is entering into this Agreement, including each Transaction, as principal and not as agent of any person or entity.

4.   AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:-

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under clause below, to such government or taxing authority as the other party reasonably directs:-

     (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

     (ii)  any  other  documents  specified in the Schedule or any Confirmation;
     and

     (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.


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(b)  MAINTAIN  AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled or considered to have its seat, or where an Office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction"), and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.   EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes (subject to Sections 5(c) and 6(e)(iv)) an event of default (an "Event of Default") with respect to such party:-

     (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) required to be made by it if such failure is not remedied on or before the first Local Business Day in the case of any such payment or the first Local Delivery Day in the case of any such delivery after, in each case, notice of such failure is given to the party;

     (ii)  BREACH OF AGREEMENT; REPUDIATION OF AGREEMENT.

          (1) Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied within 30 days after notice of such failure is given to the party; or

          (2) the party disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, this Master Agreement, any Confirmation executed and delivered by that party or any Transaction evidenced by such a Confirmation (or


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

          such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (iii) CREDIT SUPPORT DEFAULT.

          (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

          (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document, or any security interest granted by such party or such Credit Support
          Provider to the other party pursuant to any such Credit Support Document, to be in full force and effect for the purpose of this Agreement (in each case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

          (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or 3(f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:-

          (1) defaults (other than by failing to make a delivery) under a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction;

          (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment due on the last payment or exchange date of, or any payment on early termination of, a Specified Transaction (or, if there is no applicable notice requirement or grace period, such default continues for at least one Local Business Day);

          (3) defaults in making any delivery due under (including any delivery due on the last delivery or exchange date of) a Specified Transaction or any credit support arrangement relating to a Specified Transaction and, after giving effect to

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          any  applicable  notice  requirement  or grace  period,  such  default results in a liquidation of, an acceleration of obligations under, or an early termination of, all transactions outstanding under the documentation applicable to that Specified Transaction; or

          (4) disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, a Specified Transaction or any credit support arrangement relating to a Specified Transaction that is, in either case, confirmed or evidenced by a document or other confirming evidence executed and delivered by that party, Credit Support Provider or Specified Entity (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) CROSS-DEFAULT. If "Cross-Default" is specified in the Schedule as applying to the party, the occurrence or existence of-

          (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) where the aggregate principal amount of such agreements or instruments, either alone or together with the amount, if any, referred to in clause (2) below, is not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments before it would otherwise have been due and payable; or

          (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments under such agreements or instruments on the due date for payment (after giving effect to any applicable notice requirement or grace period) in an aggregate amount, either alone or together with the amount, if any, referred to in clause (1) above, of not less than the applicable Threshold Amount;

     (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:-

          (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its

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          winding-up  or  liquidation  by it or such  regulator,  supervisor  or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or
          liquidation,   and  such  proceeding  or  petition  is  instituted  or
          presented by a person or entity not described in clause (A) above and either (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 15 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up,
          official   management  or  liquidation   (other  than  pursuant  to  a
          consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 15 days thereafter; (8) causes or is subject to any event
          with  respect  to  it  which,   under  the  applicable   laws  of  any
          jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) above (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

     (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, or reorganises, reincorporates or reconstitutes into or as, another entity and, at the time of such consolidation, amalgamation, merger, transfer, reorganisation, reincorporation or reconstitution:-

          (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party; or

          (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes (subject to Section 5(c)) an Illegality if the event is specified in clause (i) below, a Force Majeure Event if the event is specified in clause (ii) below, a Tax Event if the event is specified in clause (iii) below, a Tax Event Upon Merger if the event is specified in clause (iv) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to clause (v) below or an Additional Termination Event if the event is specified pursuant to clause (vi) below:-

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     (i) ILLEGALITY. After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, due to an event or circumstance (other than any action taken by a party or, if applicable, any Credit Support Provider of such party) occurring after a Transaction is entered into, it becomes unlawful under any applicable law (including without limitation the laws of any country in which payment, delivery or compliance is required by either party or any Credit Support Provider, as the case may be), on any day, or it would be unlawful if the relevant payment, delivery or compliance were required on that day (in each case, other than as a result of a breach by the party of Section 4(b)):-

          (1) for the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction to perform any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

          (2) for such party or any Credit Support Provider of such party (which will be the Affected Party) to perform any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, to receive a payment or delivery under such Credit Support Document or to comply with any other material provision of such Credit Support Document;

     (ii) FORCE MAJEURE EVENT. After giving effect to any applicable provision, disruption fallback or remedy specified in, or pursuant to, the relevant Confirmation or elsewhere in this Agreement, by reason of force majeure or act of state occurring after a Transaction is entered into, on any day:-

          (1) the Office through which such party (which will be the Affected Party) makes and receives payments or deliveries with respect to such Transaction is prevented from performing any absolute or contingent obligation to make a payment or delivery in respect of such Transaction, from receiving a payment or delivery in respect of such Transaction or from complying with any other material provision of this Agreement relating to such Transaction (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or impracticable for such Office so to perform, receive or comply (or it would be impossible or impracticable for such Office so to perform, receive or comply if such payment, delivery or compliance were required on that day); or

          (2) such party or any Credit Support Provider of such party (which will be the Affected Party) is prevented from performing any absolute or contingent obligation to make a payment or delivery which such party or Credit Support Provider has under any Credit Support Document relating to such Transaction, from receiving a payment or delivery under such Credit Support Document or from complying with any other material provision of such Credit Support

          Document (or would be so prevented if such payment, delivery or compliance were required on that day), or it becomes impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply (or it would be impossible or impracticable for such party or Credit Support Provider so to perform, receive or comply if such payment, delivery or compliance were required on that day), so long as the force majeure or act of state is beyond the control of such Office, such party or such Credit Support Provider, as appropriate, and such Office, party or Credit Support Provider could not, after using all reasonable efforts (which will not require such party or Credit Support Provider to incur a loss, other than immaterial, incidental expenses), overcome such prevention, impossibility or impracticability;

     (iii) TAX EVENT. Due to (1) any action taken by a taxing authority, or brought in a court of competent jurisdiction, after a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (2) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Settlement Date
     (A) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 9(h)) or (B) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 9(h)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

     (iv) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Settlement Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section
     2(d)(i)(4) (except in respect of interest under Section 9(h)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets (or any substantial part of the assets comprising the business conducted by it as of the date of this Master Agreement) to, or reorganising, reincorporating or reconstituting into or as, another entity (which will be the Affected Party) where such action does not constitute a Merger Without Assumption;

     (v) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, a Designated Event (as defined below) occurs with respect to such party, any Credit Support Provider of such party or any applicable Specified Entity of such party (in each case, "X') and such Designated Event does not constitute a Merger Without Assumption, and the creditworthiness of X or, if applicable, the successor, surviving or transferee entity of X, after taking into account any applicable Credit Support Document, is materially weaker immediately after the occurrence of such Designated Event than that of X immediately prior to the occurrence of such Designated Event (and, in any such event, such party or its successor, surviving or transferee entity, as appropriate, will be the Affected Party). A "Designated Event" with respect to X means that:-

          (1) X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets (or any substantial part of the assets comprising the business conducted by X as of the date of this Master Agreement) to, or reorganises, reincorporates or reconstitutes into or as, another entity;

          (2) any person, related group of persons or entity acquires directly or indirectly the beneficial ownership of (A) equity securities having the power to elect a majority of the board of directors (or its equivalent) of X or (B) any other ownership interest enabling it to exercise control of X; or

          (3) X effects any substantial change in its capital structure by means of the issuance, incurrence or guarantee of debt or the issuance of
          (A)  preferred  stock  or  other   securities   convertible   into  or
          exchangeable for debt or preferred stock or (B) in the case of entities other than corporations, any other form of ownership interest; or

     (vi) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties will be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)  HIERARCHY OF EVENTS.

     (i) An event or circumstance that constitutes or gives rise to an Illegality or a Force Majeure Event will not, for so long as that is the case, also constitute or give rise to an Event of Default under Section 5(a)(i), 5(a)(ii)(l) or S(a)(iii)(l) insofar as such event or circumstance relates to the failure to make any payment or delivery or a failure to comply with any other material provision of this Agreement or a Credit Support Document, as the case may be.

     (ii) Except in circumstances contemplated by clause (i) above, if an event or circumstance which would otherwise constitute or give rise to an Illegality or a Force Majeure Event also constitutes an Event of Default or any other Termination Event, it will be treated as an Event of Default or such other Termination Event, as the case may be, and will not constitute or give rise to an Illegality or a Force Majeure Event.

     (iii) If an event or circumstance which would otherwise constitute or give rise to a Force Majeure Event also constitutes an Illegality, it will be treated as an Illegality, except as described in clause (ii) above, and not a Force Majeure Event.

(d) DEFERRAL OF PAYMENTS AND DELIVERIES DURING WAITING PERIOD. If an Illegality or a Force Majeure Event has occurred and is continuing with respect to a Transaction, each payment or delivery which would otherwise be required to be made under that Transaction will be deferred to, and will not be due until:-

     (i) the first Local Business Day or, in the case of a delivery, the first Local Delivery Day (or the first day that would have been a Local Business Day or Local Delivery Day, as appropriate, but for the occurrence of the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event) following the end of any applicable Waiting Period in respect of that Illegality or Force Majeure Event, as the case may be; or

     (ii) if earlier, the date on which the event or circumstance constituting or giving rise to that Illegality or Force Majeure Event ceases to exist or, if such date is not a Local Business Day or, in the case of a delivery, a Local Delivery Day, the first following day that is a Local Business Day or Local Delivery Day, as appropriate.

(e) INABILITY OF HEAD OR HOME OFFICE TO PERFORM OBLIGATIONS OF BRANCH. If (i) an Illegality or a Force Majeure Event occurs under Section 5(b)(i)( I ) or 5(b)(ii)(1) and the relevant Office is not the Affected Party's head or home office, (ii) Section 10(a) applies, (iii) the other party seeks performance of the relevant obligation or compliance with the relevant provision by the Affected Party's head or home office and (iv) the Affected Party's head or home office fails so to perform or comply due to the occurrence of an event or circumstance which would, if that head or home office were the Office through which the Affected Party makes and receives payments and deliveries with respect to the relevant Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and such failure would otherwise constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(l) with respect to such party, then, for so long as the relevant event or circumstance continues to exist with respect to both the Office referred to in Section 5(b)(i)( 1) or 5(b)(ii)( 1), as the case may be, and the Affected Party's head or home office, such failure will not constitute an Event of Default under Section 5(a)(i) or 5(a)(iii)(l).

6.   EARLY TERMINATION; CLOSE-OUT NETTING

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)( I), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)  RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

     (i) NOTICE. If a Termination Event other than a Force Majeure Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction, and will also give the other party such other information about that Termination Event as the other party may reasonably require. If a Force Majeure Event occurs, each party will, promptly upon becoming aware of it, use all reasonable efforts to notify the other party, specifying the nature of that Force Majeure Event, and will also give the other party such other information about that Force Majeure Event as the other party may reasonably require.

     (ii) TRANSFER TO AVOID TERMINATION EVENT. If a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected
     Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

     If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

     Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

     (iii) TWO AFFECTED PARTIES. If a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice of such occurrence is given under
     Section 6(b)(i) to avoid that Termination Event.

     (iv)  Right to Terminate.

           (1) If:-

               (A) a transfer  under  Section  6(b)(ii)  or an  agreement  under
               Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

               (B) a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

     the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there are two Affected Parties, or the Non- affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, if the relevant Termination Event is then continuing, by not more than 20 days notice to the other party, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

          (2) If at any time an Illegality or a Force Majeure Event has occurred and is then continuing and any applicable Waiting Period has expired:-

               (A) Subject to clause (B) below, either party may, by not more than 20 days notice to the other party, designate (I) a day not earlier than the day on which such notice becomes effective as an Early Termination Date in respect of all Affected Transactions or
               (II) by specifying in that notice the Affected Transactions in respect of which it is designating the relevant day as an Early Termination Date, a day not earlier than two Local Business Days following the day on which such notice becomes effective as an Early Termination Date in respect of less than all Affected Transactions. Upon receipt of a notice designating an Early Termination Date in respect of less than all Affected Transactions, the other party may, by notice to the designating party, if such notice is effective on or before the day so designated, designate that same day as an Early Termination Date in respect of any or all other Affected Transactions.

               (B) An Affected Party (if the Illegality or Force Majeure Event relates to performance by such party or any Credit Support Provider of such party of an obligation to make any payment or delivery under, or to compliance with any other material provision of, the relevant Credit Support Document) will only have the right to designate an Early Termination Date under
               Section 6(b)(iv)(2)(A) as a result of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2) following the prior designation by the other party of an Early Termination Date, pursuant to Section 6(b)(iv)(2)(A), in respect of less than all Affected Transactions.

(c)  EFFECT OF DESIGNATION.

     (i) If notice designating an Early Termination Date is given under Section 6(a) or 6(b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

     (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 9(h)(i) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date will be determined pursuant to Sections 6(e) and 9(h)(ii).

(d)  CALCULATIONS; PAYMENT DATE.

     (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including any quotations, market data or information from internal sources used in making such calculations), (2) specifying

     (except where there are two Affected Parties) any Early Termination Amount payable and (3) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation or market data obtained in determining a Close-out Amount, the records of the party obtaining such quotation or market data will be conclusive evidence of the existence and accuracy of such quotation or market data.

     (ii) PAYMENT DATE. An Early Termination Amount due in respect of any Early Termination Date will, together with any amount of interest payable pursuant to Section 9(h)(ii)(2), be payable (1) on the day on which notice of the amount payable is effective in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default and ( 2 ) on the day which is two Local Business Days after the day on which notice of the amount payable is effective (or, if there are two Affected Parties, after the day on which the statement provided pursuant to clause (i) above by the second party to provide such a statement is effective) in the case of an Early Termination Date which is designated as a result of a Termination Event.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the amount, if any, payable in respect of that Early Termination Date (the "Early Termination Amount") will be determined pursuant to this Section 6(e) and will be subject to Section 6(f).

     (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default, the Early Termination Amount will be an amount equal to (1) the sum of (A) the Termination Currency Equivalent of the Close-out Amount or Close-out Amounts (whether positive or negative) determined by the Non-defaulting Party for each Terminated Transaction or group of Terminated Transactions, as the case may be, and (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If the Early Termination Amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of the Early Termination Amount to the Defaulting Party.

     (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:-

          (1) ONE AFFECTED PARTY. Subject to clause (3) below, if there is one Affected Party, the Early Termination Amount will be determined in accordance with Section 6(e)(i), except that references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and to the Non-affected Party, respectively.

          (2) TWO AFFECTED PARTIES. Subject to clause (3) below, if there are two Affected Parties, each party will determine an amount equal to the Termination Currency Equivalent of the sum of the Close-out Amount or Close-out Amounts (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions, as the case may be, and the Early Termination Amount will be an amount equal to (A) the sum of (I) one-half of the difference between the higher amount so determined (by party "X') and the lower amount so determined (by party "Y") and (II) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to Y. If the Early Termination Amount is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of the Early Termination Amount to Y.

          (3) MID-MARKET EVENTS. If that Termination Event is an Illegality or a Force Majeure Event, then the Early Termination Amount will be determined in accordance with clause (1) or (2) above, as appropriate, except that, for the purpose of determining a Close-out Amount or Close-out Amounts, the Determining Party will:-

               (A) if obtaining quotations from one or more third parties (or from any of the Determining Party's Affiliates), ask each third party or Affiliate (I) not to take account of the current creditworthiness of the Determining Party or any existing Credit Support Document and (II) to provide mid-market quotations; and

               (B) in any other case, use mid-market values without regard to the creditworthiness of the Determining Party.

     (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because Automatic Early Termination applies in respect of a party, the Early Termination Amount will be subject to such adjustments as are appropriate and permitted by applicable law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under
     Section 6(d)(ii).

     (iv) ADJUSTMENT FOR ILLEGALITY OR FORCE MAJEURE EVENT. The failure by a party or any Credit Support Provider of such party to pay, when due, any Early Termination Amount will not constitute an Event of Default under
     Section 5(a)(i) or 5(a)(iii)(l) if such failure is due to the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event. Such amount will (1) accrue interest and otherwise be treated as an Unpaid Amount owing to the other party if subsequently an Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions and (2) otherwise accrue interest in accordance with Section 9(h)(ii)(2).

     (v) PRE-ESTIMATE.  The parties agree that an amount  recoverable under this
     Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks, and, except as otherwise provided in this Agreement, neither party will be entitled to recover any additional damages as a consequence of the termination of the Terminated Transactions.

(f) SET-OFF. Any Early Termination Amount payable to one party (the "Payee") by the other party (the "Payer"), in circumstances where there is a Defaulting Party or where there is one Affected Party in the case where either a Credit Event Upon Merger has occurred or any other Termination Event in respect of which all outstanding Transactions are Affected Transactions has occurred, will, at the option of the Non-defaulting Party or the Non- affected Party, as the case may be ("X') (and without prior notice to the Defaulting Party or the Affected Party, as the case may be), be reduced by its set-off against any other amounts ("Other Amounts") payable by the Payee to the Payer (whether or not arising under this Agreement, matured or contingent and irrespective of the currency, place of payment or place of booking of the obligation). To the extent that any Other Amounts are so set off, those Other Amounts will be discharged promptly and in all respects. X will give notice to the other party of any set-off effected under this Section 6(f).

For this purpose, either the Early Termination Amount or the Other Amounts (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, in good faith and using commercially reasonable procedures, to purchase the relevant amount of such currency.

If an obligation is unascertained, X may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

Nothing in this Section 6(f) will be effective to create a charge or other security interest. This Section 6(f) will be without prejudice and in addition to any right of set-off, offset, combination of accounts, lien, right of retention or withholding or similar right or requirement to which any party is at any time otherwise entitled or subject (whether by operation of law, contract or otherwise).

7.   TRANSFER

Subject to Section 6(b)(ii) and to the extent permitted by applicable law, neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:-

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any Early Termination Amount payable to it by a Defaulting Party, together with any amounts payable on or with respect to that interest and any other rights associated with that interest pursuant to Sections 8, 9(h) and 11.

Any purported transfer that is not in compliance with this Section 7 will be void.

8.   CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in good faith and using commercially reasonable procedures in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in clause (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purpose of such judgment or order and the rate of exchange at which such party is able, acting in good faith and using commercially reasonable procedures in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, the indemnities in this Section 8 constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.   MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter. Each of the parties acknowledges that in entering into this Agreement it has not relied on any oral or written representation, warranty or other assurance (except as provided for or referred to in this Agreement) and waives all rights and remedies which might otherwise be available to it in respect thereof, except that nothing in this Agreement will limit or exclude any liability of a party for fraud.

(b) AMENDMENTS. An amendment, modification or waiver in respect of this Agreement will only be effective if in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)  COUNTERPARTS AND CONFIRMATIONS.

     (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission and by electronic messaging system), each of which will be deemed an original.

     (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation will be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes, by an exchange of electronic messages on an electronic messaging system or by an exchange of e-mails, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex, electronic message or e-mail constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

(h)  INTEREST AND COMPENSATION.

     (i) PRIOR TO EARLY TERMINATION. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction:-

          (1) INTEREST ON DEFAULTED PAYMENTS. If a party defaults in the performance of any payment obligation, it will, to the extent permitted by applicable law and subject to Section 6(c), pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (3)(B) or (C) below), at the Default Rate.

          (2) COMPENSATION FOR DEFAULTED DELIVERIES. If a party defaults in the performance of any obligation required to be settled by delivery, it will on demand (A) compensate the other party to the extent provided for in the relevant Confirmation or elsewhere in this Agreement and
          (B) unless otherwise provided in the relevant Confirmation or elsewhere in this Agreement, to the extent permitted by applicable law and subject to Section 6(c), pay to the other party interest (before as well as after judgment) on an amount equal to the fair market value of that which was required to be delivered in the same currency as that amount, for the period from (and including) the originally scheduled date for delivery to (but excluding) the date of actual delivery (and excluding any period in respect of which interest or compensation in respect of that amount is due pursuant to clause (4) below), at the Default Rate. The fair market value of any obligation referred to above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party that was entitled to take delivery.

          (3)  INTEREST ON DEFERRED PAYMENTS. If:-

               (A) a party does not pay any amount that, but for Section 2(a)(iii), would have been payable, it will, to the extent permitted by applicable law and subject to Section 6(c) and clauses (B) and (C) below, pay interest (before as well as after judgment) on that amount to the other party on demand (after such amount becomes payable) in the same currency as that amount, for the period from (and including) the date the amount would, but for Section 2(a)(iii), have been payable to (but excluding) the date the amount actually becomes payable, at the Applicable Deferral Rate;

               (B) a payment is deferred pursuant to Section 5(d), the party which would otherwise have been required to make that payment will, to the extent permitted by applicable law, subject to
               Section 6(c) and for so long as no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the amount of the deferred payment to the other party on demand (after such amount becomes payable) in the same currency as the deferred payment, for the period from (and including) the date the amount would, but for Section 5(d), have been payable to (but excluding) the earlier of the date the payment is no longer deferred pursuant to Section 5(d) and the date during the deferral period upon which an Event of Default or Potential Event of Default with respect to that party occurs, at the Applicable Deferral Rate; or

               (C) a party fails to make any payment due to the occurrence of an Illegality or a Force Majeure Event (after giving effect to any deferral period contemplated by clause (B) above), it will, to the extent permitted by applicable law, subject to Section 6(c) and for so long as the event or circumstance giving rise to that Illegality or Force Majeure Event continues and no Event of Default or Potential Event of Default with respect to that party has occurred and is continuing, pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as the overdue amount, for the period from (and including) the date the party fails to make the payment due to the occurrence of the relevant Illegality or Force Majeure Event (or, if later, the date the payment is no longer deferred pursuant to Section 5(d)) to (but excluding) the earlier of the date the event or circumstance giving rise to that Illegality or Force Majeure Event ceases to exist and the date during the period upon which an Event of Default or Potential Event of Default with respect to that party occurs (and excluding any period in respect of which interest or compensation in respect of the overdue amount is due pursuant to clause (B) above), at the
               Applicable   Deferral   Rate.

          (4)  COMPENSATION FOR DEFERRED DELIVERIES. If:-

               (A) a party does not perform any obligation that, but for Section 2(a)(iii), would have been required to be settled by delivery;

               (B) a delivery is deferred pursuant to Section 5(d); or

               (C) a party fails to make a delivery due to the occurrence of an Illegality or a Force Majeure Event at a time when any applicable Waiting Period has expired,

          the party required (or that would otherwise have been required) to make the delivery will, to the extent permitted by applicable law and subject to Section 6(c), compensate and pay interest to the other party on demand (after, in the case of clauses (A) and (B) above, such delivery is required) if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

(ii) EARLY TERMINATION. Upon the occurrence or effective designation of an Early Termination Date in respect of a Transaction:-

          (1) UNPAID AMOUNTS. For the purpose of determining an Unpaid Amount in respect of the relevant Transaction, and to the extent permitted by applicable law, interest will accrue on the amount of any payment obligation or the amount equal to the fair market value of any obligation required to be settled by delivery included in such determination in the same currency as that amount, for the period from (and including) the date the relevant obligation was (or would have been but for Section 2(a)(iii) or 5(d)) required to have been performed to (but excluding) the relevant Early Termination Date, at the Applicable Close-out Rate.

          (2) INTEREST ON EARLY TERMINATION AMOUNTS. If an Early Termination Amount is due in respect of such Early Termination Date, that amount will, to the extent permitted by applicable law, be paid together with interest (before as well as after judgment) on that amount in the Termination Currency, for the period from (and including) such Early Termination Date to (but excluding) the date the amount is paid, at the Applicable Close-out Rate.

     (iii) INTEREST CALCULATION. Any interest pursuant to this Section 9(h) will be calculated on the basis of daily compounding and the actual number of days elapsed.

10.  OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to and agrees with the other party that, notwithstanding the place of booking or its jurisdiction of incorporation or organisation, its obligations are the same in terms of recourse against it as if it had entered into the Transaction through its head or home office, except that a party will not have recourse to the head or home office of the other party in respect of any payment or delivery deferred pursuant to Section 5(d) for so long as the payment or delivery is so deferred. This representation and agreement will be deemed to be repeated by each party on each date on which the parties enter into a Transaction.

(b) If a party is specified as a Multibranch Party in the Schedule, such party may, subject to clause (c) below, enter into a Transaction through, book a Transaction in and make and receive payments and deliveries with respect to a Transaction through any Office listed in respect of that party in the Schedule (but not any other Office unless otherwise agreed by the parties in writing).

(c) The Office through which a party enters into a Transaction will be the Office specified for that party in the relevant Confirmation or as otherwise agreed by the parties in writing, and, if an Office for that party is not specified in the Confirmation or otherwise agreed by the parties in writing, its head or home office. Unless the parties otherwise agree in writing, the Office through which a party enters into a Transaction will also be the Office in which it books the Transaction and the Office through which it makes and receives payments and deliveries with respect to the Transaction. Subject to Section 6(b)(ii), neither party may change the Office in which it books the Transaction or the Office through which it makes and receives payments or deliveries with respect to a Transaction without the prior written consent of the other party.

11.  EXPENSES

A Defaulting Party will on demand indemnify and hold harmless the other party for and against all reasonable out-of- pocket expenses, including legal fees, execution fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.  NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner described below (except that a notice or other communication under Section 5 or 6 may not be given by electronic messaging system or e-mail) to the address or number or in accordance with the electronic messaging system or e-mail details provided (see the Schedule) and will be deemed effective as indicated:-

     (i) if in writing and delivered in person or by courier, on the date it is delivered;

     (ii)  if sent by telex, on the date the recipient's answerback is received;

     (iii) if sent by facsimile transmission, on the date it is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

     (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date it is delivered or its delivery is attempted;

     (v)   if  sent by electronic  messaging system, on the date it is received;
     or

     (vi)  if sent by e-mail, on the date it is delivered,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication will be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF DETAILS. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system or e-mail details at which notices or other communications are to be given to it.

13.  GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this Agreement ("Proceedings"), each party irrevocably:-

     (i)  submits:-

          (1) if this  Agreement  is expressed to be governed by English law, to
          (A) the non-exclusive jurisdiction of the English courts if the Proceedings do not involve a Convention Court and (B) the exclusive jurisdiction of the English courts if the Proceedings do involve a Convention Court; or

          (2) if this Agreement is expressed to be governed by the laws of the State of New York, to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City;

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party; and

     (iii) agrees, to the extent permitted by applicable law, that the bringing of Proceedings in any one or more jurisdictions will not preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent, if any, specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12(a)(i), 12(a)(iii) or 12(a)(iv). Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by applicable law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets
(irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction or order for specific performance or recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.  DEFINITIONS

As used in this Agreement:-

"ADDITIONAL REPRESENTATION" has the meaning specified in Section 3.

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Force Majeure Event, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event (which, in the case of an Illegality under Section 5(b)(i)(2) or a Force Majeure Event under Section 5(b)(ii)(2), means all Transactions unless the relevant Credit Support Document references only certain Transactions, in which case those Transactions and, if the relevant Credit Support Document constitutes a Confirmation for a Transaction, that Transaction) and (b) with respect to any other Termination Event, all Transactions.

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"AGREEMENT" has the meaning specified in Section l(c).

"APPLICABLE CLOSE-OUT RATE" means:-

(a)  in respect of the determination of an Unpaid Amount:-

     (i) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

     (ii) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate;

     (iii) in respect of obligations deferred pursuant to Section 5(d), if there is no Defaulting Party and for so long as the deferral period continues, the Applicable Deferral Rate; and

     (iv) in all other cases following the occurrence of a Termination Event (except where interest accrues pursuant to clause (iii) above), the Applicable Deferral Rate; and

(b)  in respect of an Early Termination Amount:-

     (i) for the period from (and including) the relevant Early Termination Date to (but excluding) the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable:-

           (1) if the Early Termination Amount is payable by a Defaulting Party, the Default Rate;

           (2) if the Early Termination Amount is payable by a Non-defaulting Party, the Non-default Rate; and

           (3) in all other cases, the Applicable Deferral Rate; and

     (ii) for the period from (and including) the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable to (but excluding) the date of actual payment:-

          (1) if a party fails to pay the Early Termination Amount due to the occurrence of an event or circumstance which would, if it occurred with respect to a payment or delivery under a Transaction, constitute or give rise to an Illegality or a Force Majeure Event, and for so long as the Early Termination Amount remains unpaid due to the continuing existence of such event or circumstance, the Applicable Deferral Rate;

          (2) if the Early Termination Amount is payable by a Defaulting Party (but excluding any period in respect of which clause (1) above applies), the Default Rate;

          (3) if the Early Termination Amount is payable by a Non-defaulting Party (but excluding any period in respect of which clause (1) above applies), the Non-default Rate; and

          (4) in all other cases, the Termination Rate.

"APPLICABLE DEFERRAL RATE" means:-

(a) for the purpose of Section 9(h)(i)(3)(A), the rate certified by the relevant payer to be a rate offered to the payer by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market;

(b) for purposes of Section 9(h)(i)(3)(B) and clause (a)(iii) of the definition of Applicable Close-out Rate, the rate certified by the relevant payer to be a rate offered to prime banks by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the payer after consultation with the other party, if practicable, for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market; and

(c)  for purposes of Section  9(h)(i)(3)(C) and clauses  (a)(iv),  (b)(i)(3) and
(b)(ii)(1) of the definition of Applicable Close-out Rate, a rate equal to the arithmetic mean of the rate determined pursuant to clause (a) above and a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount.

"AUTOMATIC EARLY TERMINATION" has the meaning specified in Section 6(a).

"BURDENED PARTY" has the meaning specified in Section S(b)(iv).

"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs after the parties enter into the relevant Transaction.

"CLOSE-OUT AMOUNT" means, with respect to each Terminated Transaction or each group of Terminated Transactions and a Determining Party, the amount of the losses or costs of the Determining Party that are or would be incurred under then prevailing circumstances (expressed as a positive number) or gains of the Determining Party that are or would be realised under then prevailing circumstances (expressed as a negative number) in replacing, or in providing for the Determining Party the economic equivalent of, (a) the material terms of that Terminated Transaction or group of Terminated Transactions, including the payments and deliveries by the parties under Section 2(a)(i) in respect of that Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (assuming satisfaction of the conditions precedent in Section
2(a)(iii)) and (b) the option rights of the parties in respect of that Terminated Transaction or group of Terminated Transactions.

Any Close-out Amount will be determined by the Determining Party (or its agent), which will act in good faith and use commercially reasonable procedures in order to produce a commercially reasonable result. The Determining Party may determine a Close-out Amount for any group of Terminated Transactions or any individual Terminated Transaction but, in the aggregate, for not less than all Terminated Transactions. Each Close-out Amount will be determined as of the Early Termination Date or, if that would not be commercially reasonable, as of the date or dates following the Early Termination Date as would be commercially reasonable.

Unpaid Amounts in respect of a Terminated Transaction or group of Terminated Transactions and legal fees and out-of-pocket expenses referred to in Section 11 are to be excluded in all determinations of Close-out Amounts.

In determining a Close-out Amount, the Determining Party may consider any relevant information, including, without limitation, one or more of the following types of information:-

(i)  quotations  (either  firm  or  indicative)  for   replacement  transactions
supplied by one or more third parties that may take into account the creditworthiness of the Determining Party at the time the quotation is provided and the terms of any relevant documentation, including credit support documentation, between the Determining Party and the third party providing the quotation;

(ii) information consisting of relevant market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other relevant market data in the relevant market; or

(iii) information of the types described in clause (i) or (ii) above from internal sources (including any of the Determining Party's Affiliates) if that information is of the same type used by the Determining Party in the regular course of its business for the valuation of similar transactions.

The Determining Party will consider, taking into account the standards and procedures described in this definition, quotations pursuant to clause (i) above or relevant market data pursuant to clause (ii) above unless the Determining Party reasonably believes in good faith that such quotations or relevant market data are not readily available or would produce a result that would not satisfy those standards. When considering information described in clause (i), (ii) or
(iii) above, the Determining Party may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilised. Third parties supplying quotations pursuant to clause (i) above or market data pursuant to clause (ii) above may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

Without duplication of amounts calculated based on information described in clause (i), (ii) or (iii) above, or other relevant information, and when it is commercially reasonable to do so, the Determining Party may in addition consider in calculating a Close-out Amount any loss or cost incurred in connection with its terminating, liquidating or re-establishing any hedge related to a Terminated Transaction or group of Terminated Transactions (or any gain resulting from any of them).

Commercially reasonable procedures used in determining a Close-out Amount may include the following:-

(1)  application to relevant  market data from third parties  pursuant to clause
(ii) above or information from internal sources pursuant to clause (iii) above of pricing or other valuation models that are, at the time of the determination of the Close-out Amount, used by the Determining Party in the regular course of its business in pricing or valuing transactions between the Determining Party and unrelated third parties that are similar to the Terminated Transaction or group of Terminated Transactions; and

(2) application of different valuation methods to Terminated Transactions or groups of Terminated Transactions depending on the type, complexity, size or number of the Terminated Transactions or group of Terminated Transactions.

"CONFIRMATION" has the meaning specified in the preamble.

"CONSENT" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"CONTRACTUAL CURRENCY" has the meaning specified in Section 8(a).

"CONVENTION COURT" means any court which is bound to apply to the Proceedings either Article 17 of the 1968 Brussels Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters or Article 17 of the 1988 Lugano Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"CROSS-DEFAULT" means the event specified in Section 5(a)(vi).

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"DESIGNATED EVENT" has the meaning specified in Section 5(b)(v).

"DETERMINING PARTY" means the party determining a Close-out Amount.

"EARLY TERMINATION AMOUNT" has the meaning specified in Section 6(e).

"EARLY TERMINATION DATE" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"ELECTRONIC MESSAGES" does not include e-mails but does include documents expressed in markup languages, and "ELECTRONIC MESSAGING SYSTEM" will be construed accordingly.

"ENGLISH LAW" means the law of England and Wales, and "English" will be construed accordingly.

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"FORCE MAJEURE EVENT" has the meaning specified in Section 5(b).

"GENERAL BUSINESS DAY" means a day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits).

"ILLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority), and "UNLAWFUL" will be construed accordingly.

"LOCAL BUSINESS DAY" means (a) in relation to any obligation under Section 2(a)(i), a General Business Day in the place or places specified in the relevant Confirmation and a day on which a relevant settlement system is open or operating as specified in the relevant Confirmation or, if a place or a settlement system is not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) for the purpose of determining when a Waiting Period expires, a General Business Day in the place where the event or circumstance that constitutes or gives rise to the Illegality or Force Majeure Event, as the case may be, occurs, (c) in relation to any other payment, a General Business Day in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment and, if that currency does not have a single recognised principal financial centre, a day on which the settlement system necessary to accomplish such payment is open, (d) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), a General Business Day (or a day that would have been a General Business Day but for the occurrence of an event or circumstance which would, if it occurred with respect to payment, delivery or compliance related to a Transaction, constitute or give rise to an Illegality or a Force Majeure Event) in the place specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section  2(b),  in the place where the relevant new account is to be located and
(e) in relation to Section S(a)(v)(2), a General Business Day in the relevant locations for performance with respect to such Specified Transaction.

"LOCAL DELIVERY DAY" means, for purposes of Sections 5(a)(i) and 5(d), a day on which settlement systems necessary to accomplish the relevant delivery are generally open for business so that the delivery is capable of being accomplished in accordance with customary market practice, in the place specified in the relevant Confirmation or, if not so specified, in a location as determined in accordance with customary market practice for the relevant delivery.

"MASTER AGREEMENT" has the meaning specified in the preamble.

"MERGER WITHOUT ASSUMPTION" means the event specified in Section 5(a)(viii).

"MULTIPLE  TRANSACTION  PAYMENT  NETTING"  has the meaning  specified in Section
2(c).

"NON-AFFECTED PARTY" means, so long as there is only one Affected Party, the other party.

"NON-DEFAULT RATE" means the rate certified by the Non-defaulting Party to be a rate offered to the Non-defaulting Party by a major bank in a relevant interbank market for overnight deposits in the applicable currency, such bank to be selected in good faith by the Non-defaulting Party for the purpose of obtaining a representative rate that will reasonably reflect conditions prevailing at the time in that relevant market.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"OFFICE" means a branch or office of a party, which may be such party's head or home office.

"OTHER AMOUNTS" has the meaning specified in Section 6(f).

"PAYEE" has the meaning specified in Section 6(f).

"PAYER" has the meaning specified in Section 6(f).

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"PROCEEDINGS" has the meaning specified in Section 13(b).

"PROCESS AGENT" has the meaning specified in the Schedule.

"RATE OF EXCHANGE" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

"RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"SCHEDULE" has the meaning specified in the preamble.

"SCHEDULED SETTLEMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"SPECIFIED ENTITY" has the meaning specified in the Schedule.

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect to any such transaction) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is not a Transaction under this Agreement but (i) which is a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"STAMP TAX JURISDICTION" has the meaning specified in Section 4(e).

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

"TERMINATED TRANSACTIONS" means, with respect to any Early Termination Date, (a) if resulting from an Illegality or a Force Majeure Event, all Affected Transactions specified in the notice given pursuant to Section 6(b)(iv), (b) if resulting from any other Termination Event, all Affected Transactions and (c) if resulting from an Event of Default, all Transactions in effect either immediately before the effectiveness of the notice designating that Early Termination Date or, if Automatic Early Termination applies, immediately before that Early Termination Date.

"TERMINATION CURRENCY" means (a) if a Termination Currency is specified in the Schedule and that currency is freely available, that currency, and (b) otherwise, euro if this Agreement is expressed to be governed by English law or United States Dollars if this Agreement is expressed to be governed by the laws of the State of New York. .

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Close-out Amount is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Force Majeure Event, a Tax Event, a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"THRESHOLD AMOUNT" means the amount, if any, specified as such in the Schedule.

"TRANSACTION" has the meaning specified in the preamble.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii) or due but for Section 5(d)) to such party under Section 2(a)(i) or 2(d)(i)(4) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date, (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii) or 5(d)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered and (c) if the Early Termination Date results from an Event of Default, a Credit Event Upon Merger or an Additional Termination Event in respect of which all outstanding Transactions are Affected Transactions, any Early Termination Amount due prior to such Early Termination Date and which remains unpaid as of such Early Termination Date, in each case together with any amount of interest accrued or other compensation in respect of that obligation or deferred obligation, as the case may be, pursuant to Section 9(h)(ii)( 1) or (2), as appropriate. The fair market value of any obligation referred to in clause (b) above will be determined as of the originally scheduled date for delivery, in good faith and using commercially reasonable procedures, by the party obliged to make the determination under
Section 6(e) or, if each party is so obliged, it will be the average of the Termination Currency Equivalents of the fair market values so determined by both parties.

"WAITING PERIOD" means:-

(a) in respect of an event or circumstance under Section 5(b)(i), other than in the case of Section 5(b)(i)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of three Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance; and

(b) in respect of an event or circumstance under Section 5(b)(ii), other than in the case of Section 5(b)(ii)(2) where the relevant payment, delivery or compliance is actually required on the relevant day (in which case no Waiting Period will apply), a period of eight Local Business Days (or days that would have been Local Business Days but for the occurrence of that event or circumstance) following the occurrence of that event or circumstance.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

-------------------------------------      -------------------------------------
          (Name of Party)                             (Name of Party)


By:  ________________________________      By:  ________________________________
      Name:                                      Name:
      Title:                                     Title:
      Date:                                      Date:

                                    SCHEDULE
                                     TO THE
                                     ISDA(R)
              INTERNATIONAL SWAPS AND DERIVATIVES ASSOCIATION, INC.
                              2002 MASTER AGREEMENT
                            dated as of _____________


between PRUDENTIAL GLOBAL FUNDING, INC., a company organized under the laws of the State of Delaware ("PARTY A") and AIG SERIES TRUST ON BEHALF OF [2010, 2015, 2020, 2025] HIGH WATERMARK FUND ("PARTY B" or the "FUND").

PART 1.  TERMINATION PROVISIONS.

         (a) "Specified Entity" means in relation to Party A for the purpose of:-

                  Section 5(a)(v), Not Applicable

                  Section 5(a)(vi), Not Applicable

                  Section 5(a)(vii), Not Applicable

                  Section 5(b)(iv), Not Applicable

                           and in relation to Party B for the purpose of:--

                  Section 5(a)(v), Not Applicable

                  Section 5(a)(vi), Not Applicable

                  Section 5(a)(vii), Not Applicable

                  Section 5(b)(iv), Not Applicable

         (b)      "SPECIFIED  TRANSACTION"  will have the meaning  specified  in
                  Section 14 of this Agreement; PROVIDED that a new clause (iii) to clause (a) shall be added before ", (b)" in the second to last line of such definition as follows: "or (iii) any financial agreement or accommodation similar to this Agreement obligating one party to pay the other party at a specified termination date an amount determined by reference to the share price attained by such other party's shares".

         (c) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to Party A and to Party B; provided, however, that in relation to Party A, the provisions of Section 5(a)(vi) shall only apply in relation to a default, event of default or other similar condition or event by or in respect of Party A's Credit Support Provider; and provided further, however, that in relation to Party B, if, under the provisions of Section 5(a)(vi), a default, event of default or similar condition occurs, Party B shall have three Business Days to cure the circumstances giving rise to such default, event of default or similar condition before such default, event of default or similar condition shall constitute a basis for a "Cross Default".

                  To the extent such provisions apply:--

                  "SPECIFIED  INDEBTEDNESS"  will have the meaning  specified in
                  Section 14 of this Agreement; provided that Specified Indebtedness shall also include any obligations of Party B arising in respect of margin requirements of the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or any successor or similar exchange.

                  "THRESHOLD AMOUNT" means, as applied to Party A's Credit Support Provider, U.S. $350,000,000 or its equivalent in another currency and, as applied to Party B, the lesser of (i) 5% of its net asset value (as determined in accordance with the constitutive documents of Party B from time to time) and
                  (ii) U.S. $1,500,000.

         (d) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(v) will not apply to either Party A or Party B.

         (e) THE "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to either Party A or to Party B.

         (f)      "TERMINATION CURRENCY" means United States Dollars.

         (g) ADDITIONAL TERMINATION EVENT will apply. The following will constitute an Additional Termination Event:

                    It shall constitute a Termination Event with respect to Party A (which will be the sole Affected Party) if at any time (A) either (i) the rating issued by Standard & Poor's Corporation or its successors ("S&P") and Moody's Investors Service, Inc. or its successors ("MOODY'S"), as the case may be, with respect to the long-term unsecured, unsubordinated debt securities ("DEBT SECURITIES") of Prudential Financial, Inc. ("PFI") is issued below or revised downward below "BBB" (or its equivalent successor rating) by S&P AND is issued below or revised downward below Baa2 (or its equivalent successor rating) by Moody's or (ii) either such rating falls below BBB- (or its equivalent successor rating) by S&P or Baa3 (or its equivalent successor rating) by Moody's; or
                    (B) there are no outstanding Debt Securities of PFI that are rated by at least one of such credit rating agencies or substitute agency selected pursuant to the provisions of this paragraph. If any of the foregoing credit rating agencies ceases to be in the business of rating Debt Securities and such business is not continued by a successor or assign of such agency (the "DISCONTINUED AGENCY"), Party A and Party B shall jointly (A) select a nationally-recognized credit rating agency in substitution thereof and (B) agree on the rating level issued by such substitute agency that is equivalent to the rating specified herein of the Discontinued Agency, whereupon such substitute agency and equivalent rating shall replace the Discontinued Agency and the rating level thereof.


         (h) DELETED TERMINATION EVENTS AND EVENTS OF DEFAULT. None of "Illegality", "Force Majeure Event", "Tax Event" and "Tax Event Upon Merger" shall be a Termination Event. In addition, the occurrence of an event described in Section 5(a)(v) shall not constitute an Event of Default.

         (i) CAP ON EARLY TERMINATION AMOUNT PAYABLE BY PARTY A. Notwithstanding anything to the contrary in Sections 6(d) and 6(e) of the Master Agreement and except as provided in Section 5 of the Confirmation, in the event that an Early Termination Amount is at any time due from Party A to Party B, such Early Termination Amount shall not exceed the Early Termination Cap, determined as follows:

                  Early Termination Cap =   max ((HW * (1 + R)-n + FUNDEX * HW *
                                            ANNUITYFACTOR - NAV), (0.0010 * HW *
                                            ANNUITYFACTOR))

                                            Where

                                            1)    "HW" is the  aggregate for all
                                                  Share Classes of the following
                                                  amount   calculated  for  each
                                                  Share   Class:   the   product
                                                  obtained  by  multiplying  (A)
                                                  the  then  current   Protected
                                                  Share  Price  for  such  Share
                                                  Class   times  (B)  the  Share
                                                  Number for such Share Class on
                                                  the Early Termination Date,

                                            2)    "R"   is   the   market-value-
                                                  weighted   arithmetic  average
                                                  yield of the  Treasury  Zeroes
                                                  and the  Agency  Zeroes  on an
                                                  effective annual basis,

                                            3)    "n" is  the  number  of  years
                                                  (including  any  fraction of a
                                                  year)   remaining   until  the
                                                  scheduled           Protection
                                                  Termination Date,

                                            4)    "FUNDEX"    is   the    Fund's
                                                  Defeased  Expense Ratio on the
                                                  Early Termination Date,

                                            5)    "ANNUITYFACTOR" is the present
                                                  value  of  $1  per  year  paid
                                                  monthly   for   n   years   at
                                                  interest rate r, and

                                            6)    "NAV"    equals    Fund    NAV
                                                  (excluding      any      value
                                                  attributable to the Agreement)
                                                  as of  the  Early  Termination
                                                  Date.

PART 2.   TAX REPRESENTATIONS.

 [Intentionally Omitted]

PART 3.   AGREEMENT TO DELIVER DOCUMENTS.

          For the purpose of Section 4(a), each party agrees to deliver the following documents, as applicable:--

         (a)      Tax forms, documents or certificates to be delivered are:--

Upon execution of this Agreement and the Confirmation, Party A and Party B shall each deliver to the other an executed IRS Form W-9 Request for Taxpayer Identification Number and Certification.

(b) Other documents to be delivered are:-

PARTY REQUIRED TO                                                     DATE BY WHICH                  COVERED BY 3(d)
DELIVER DOCUMENT                       DOCUMENT                      TO BE DELIVERED                 REPRESENTATION
----------------                       --------                      ---------------                 --------------
(a) Party A                (i)      Officer's      Certificate    Upon    execution    of    this             Yes
                                    certifying   the  adoption    Agreement    and   the    first
                                    of   resolutions   by  the    Confirmation  of a  Transaction
                                    Board  of   Directors   of    and, if  requested  by Party B,
                                    Party A authorizing  Party    as  soon as  practicable  after
                                    A  to   enter   into   put    execution  of  any   subsequent
                                    agreements      obligating    Confirmation of any Transaction
                                    Party    A   to   pay   at
                                    termination    an   amount
                                    determined   by  reference
                                    to   the    share    price
                                    attained       by      the
                                    counterparty's shares.

                           (ii)     Incumbency     Certificate    Upon    execution    of    this             Yes
                                    signed  by  an  authorized    Agreement    and   the    first
                                    officer   certifying   the    Confirmation  of a  Transaction
                                    names,   true   signatures    and, if  requested  by Party B,
                                    and   authority  of  those    as  soon as  practicable  after
                                    officers    signing   this    execution  of  any   subsequent
                                    Agreement      and     any    Confirmation of any Transaction
                                    Confirmation    and    any
                                    other documents  delivered
                                    or  to  be   delivered  in
                                    connection    with    such
                                    Agreement

                           (iii)    Officer's      Certificate    Upon  execution and delivery of              Yes
                                    certifying  (i)  that  the    this    Agreement    and    the
                                    Chief  Executive   Officer    Confirmation   of   the   first
                                    of PFI, or his  authorized    Transaction     between     the
                                    designee,   has   approved    parties  and, if  requested  by
                                    the      execution     and    Party    B,    as    soon    as
                                    delivery  of the  Guaranty    practicable  after execution of
                                    of   PFI   and   (ii)   no    any subsequent  Confirmation of
                                    further  corporate  action    any Transaction
                                    is       necessary      in
                                    connection  with  entering
                                    into,     executing     or
                                    delivering   the  Guaranty
                                    of PFI.

                           (iv)     Incumbency     Certificate    Upon  execution and delivery of             Yes
                                    signed  by  an  authorized    this    Agreement    and    the
                                    officer   certifying   the    Confirmation   of   the   first
                                    name,  true  signature and    Transaction     between     the
                                    authority  of the  officer    parties  and, if  requested  by
                                    signing  the  Guaranty  of    Party    B,    as    soon    as
                                    PFI                           practicable  after execution of
                                                                  any subsequent  Confirmation of
                                                                  any Transaction

                           (v)      Guaranty  duly executed by    Upon    execution    of    this             Yes
                                    PFI   in   the   form   of    Agreement
                                    Exhibit    II     attached
                                    hereto

                           (vi)     Most    current    audited    Upon request by Party B                     Yes
                                    financial  statements  and
                                    quarterly        unaudited
                                    financial   statements  of
                                    Party A

(b) Party B                 (i)     Officer's      Certificate    Upon    execution    of    this             Yes
                                    certifying   the  adoption    Agreement    and   the    first
                                    of   resolutions   by  the    Confirmation  of a  Transaction
                                    Board  of   Directors   of    and, if  requested  by Party A,
                                    Party B authorizing  Party    as  soon as  practicable  after
                                    B to enter  into,  execute    execution  of  any   subsequent
                                    and      deliver  interest    Confirmation of any Transaction
                                    rate,   currency  exchange
                                    and  other  types  of swap
                                    agreements.

                           (ii)     Incumbency     Certificate    Upon    execution    of    this             Yes
                                    signed  by  an  authorized    Agreement    and   the    first
                                    officer   certifying   the    Confirmation  of a Transaction,
                                    names,   true   signatures    and, if  requested  by Party A,
                                    and   authority  of  those    as  soon as  practicable  after
                                    officers    signing   this    execution  of  any   subsequent
                                    Agreement      and     any    Confirmation of any Transaction
                                    Confirmation    and    any
                                    other documents  delivered
                                    or  to  be   delivered  in
                                    connection    with    this
                                    Agreement

                           (iii)    An  Opinion  of Counsel of    Upon    execution    of    this             Yes
                                    Party B  substantially  in    Agreement
                                    the  form of  Exhibit  III
                                    attached hereto

                           (iv)     Letter of Indemnity.          Upon    execution    of    this             Yes
                                                                  Agreement.

                           (v)      Copy of the Custodian
                                    Agreement.

                           (vi)     Copy of Investment Advisory
                                    and Management Agreement and
                                    SubAdvisory Agreement

PART 4.   MISCELLANEOUS.

         (a) ADDRESSES FOR NOTICES AND MODIFICATIONS TO NOTICE PROVISIONS. Addresses for notices to the parties are as provided in
                  Exhibit IV attached hereto. Unless otherwise set forth in this paragraph, notice shall take effect in accordance with the provisions of Section 12(a) and this paragraph if such notice is directed to the primary contacts for notices to such party (as identified in Exhibit IV or pursuant to updated notice details provided in accordance with the Agreement). Notwithstanding any provision to the contrary in Section 12(a), (i) a notice or other communication under Section 5 or 6 may be given by e-mail, (ii) a notice or other communication sent by e-mail will be effective upon the earlier to occur of
                  (A) delivery of such e-mail as contemplated by Section 12(a)(vi) and (B) transmission of such e-mail by the party giving notice, provided that the fact of transmission of such e-mail (and a summary of the contents thereof) have been provided (prior to the close of business on the date of such transmission) by means of either (I) a telephone conversation with either the primary contact OR the secondary contact for notices to such -- party (as identified in Exhibit IV or pursuant to updated notice details provided in accordance with the Agreement) or (II) a message left for each of the primary contact AND the secondary contact on a voicemail system (or similar --- messaging system or service) that explicitly identifies such primary contact or secondary contact, as applicable, as the person for whom such message is being recorded, and (iii) a notice or other communication sent by facsimile transmission will be effective upon the earlier to occur of (A) receipt of such facsimile transmission as contemplated by Section 12(a)(iii) and (B) transmission of such facsimile by the party giving notice, provided that the fact of transmission of such facsimile (and a summary of the contents thereof) have been provided (prior to the close of business on the date of such transmission) by means of either
                  (I) a telephone conversation with either the primary contact OR the secondary contact for notices to such party (as identified in Exhibit IV or pursuant to -- updated notice details provided in accordance with the Agreement) or (II) a message left for each of the primary contact AND the secondary contact on a voicemail system (or similar messaging system or service) that explicitly --- identifies such primary contact or secondary contact, as applicable, as the person for whom such message is being recorded.

         (b)      PROCESS AGENT. For the purpose of Section 13(c):--

         Party A appoints as its Process Agent:  Not Applicable

         Party B appoints as its Process Agent: Not Applicable

         (c)      OFFICES; MULTIBRANCH PARTY.

                  (i) The provisions of Section 10(a) will be applicable.

                  (ii) For the purpose of Section 10(c):-- Party A is not a Multibranch Party.

         Party B is not a Multibranch Party.

         (d)      CALCULATION AGENT. None.

         (e) CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document, each of which are incorporated by reference in, and made part of, this Agreement (unless provided otherwise in a Confirmation) as if set forth in full in this Agreement.--

                  (i) Guaranty dated the date hereof by PFI in favor of Party B as beneficiary thereof.

         (f)      CREDIT SUPPORT PROVIDER.

                  (i)   Credit  Support  Provider  means in relation to Party A,
                        PFI.

                  (ii)  Credit  Support  Provider  means in relation to Party B:
                        None

         (g) GOVERNING LAW. This Agreement and each Confirmation will be governed by, and construed and enforced in accordance with, the law of the State of New York (without reference to its choice of law doctrine).

         (h)      Multiple Transaction Netting. Will Not Apply. Commencing Date:
                  Not Applicable

         (i) NO AGENCY. The provisions of Section 3(g) will apply to Party A and Party B.

PART 5.  OTHER PROVISIONS.

         (a) REPRESENTATIONS REGARDING POWER. Section 3(a)(ii) is hereby amended by: (i) deleting in the fourth line thereof after the word "party" the word "and" and replacing it with ", it"; and
                  (ii) adding in the fifth line thereof after the word "performance" and before the semicolon the words ", the individual(s) executing and delivering this Agreement and any other documentation (including any Credit Support Document) relating to this Agreement to which it is a party or that it is required to deliver are duly empowered and authorized to do so, and it has duly executed and delivered this Agreement and any Credit Support Document to which it is a party".

         (b) ACCURACY OF SPECIFIED INFORMATION. Section 3(d) is hereby amended by adding in the third line thereof after the word "respect" and before the period the words "or, in the case of audited or unaudited financial statements, a fair presentation of the financial condition of the relevant party".

         (c)      EVENTS OF DEFAULT.

                  (i)   Failure  to Pay or  Deliver,  as  specified  in  Section
                        5(a)(i) of this Agreement, shall not be an Event of Default in respect of Party A unless the Credit Support Provider has also failed to pay or deliver to Party B any amounts owed under the Credit Support Document referred to in Part 4(e)(i) of this Schedule and such failure has not been remedied on or before the third Business Day after notice of such Failure to Pay or Deliver is given to Credit Support Provider by Party B.

                  (ii) Section 5(a)(ii)(1) (BREACH OF AGREEMENT; REPUDIATION OF AGREEMENT) is amended to read as follows:

                           "(1) Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this

                           Agreement or delivery under Section 2(a)(i) or 9(h)(i)(2) or (4) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied within 5 Business Days after notice of such failure is given to the party; provided that if such failure relates to a covenant of Party B set forth in Sections 9 or 10 or in Appendix A of the Confirmation (as defined in the Schedule), then such failure must be remedied within 1 Business Day after the breach of such covenant (whether or not notice of such breach has been received from Party A)."

                  (iii) Section   5(a)(vi)(2)   (CROSS-DEFAULT)  is  amended  by
                        deleting the phrase ", either alone or together with the amount, if any, referred to in clause (1) above,"


         (d)      PAYMENTS ON EARLY TERMINATION DUE TO AN EVENT OF DEFAULT.

                    a. The first line of Section 6(e)(i) shall be amended to read as follows: "(i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default with respect to which Party A is the Defaulting Party, the Early ... "

                    b. The first clause of the last sentence of Section 6(e)(i) shall be amended to read as follows: "If the Early Termination Amount calculated in connection with the preceding sentence is a positive number,"

                    c. At the end of Section 6(e)(i) the following text shall be added: "If the Early Termination Date results from an Event of Default with respect to which Party B is the Defaulting Party, then notwithstanding any other provision of this Agreement, Schedule or any Confirmation, the obligation of Party A to make any payments whatsoever shall immediately terminate."

         (e)      TRANSFER. Section 7 is hereby amended to read as follows:-

                  Subject to Section 6(b)(ii) and to the extent permitted by applicable law, neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:

                  (a) Subject to Section 5(a)(viii), Party A may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, or reorganization, incorporation, reincorporation or reconstitution into or as another entity (but without prejudice to any other right or remedy under this Agreement); provided that, after giving effect to such consolidation, amalgamation, merger, transfer, reorganization, incorporation, reincorporation or reconstitution, the surviving entity shall be an Affiliate of PFI or its successor;

                  (b) a party may make such a transfer of all or any part of its interest in any Early Termination Amount payable to it by a Defaulting Party, together with any amounts payable on or with respect to that interest and any other rights associated with that interest pursuant to Sections 8, 9(h) and 11; and

                  (c) in addition to, and not in lieu of, the preceding transfer rights, Party A may transfer this Agreement, any of its interests or obligations in or under this Agreement, or one or more Transactions to any of Party A's Affiliates, upon at least 60 days' prior written notice to Party B, provided that:
                  (i) if such transfer is to an entity other than The

                  Prudential Insurance Company of America or Credit Support Provider, prior to or contemporaneously with such transfer,
                  Party B is furnished with a Guaranty of Credit Support Provider of such transferee's obligations in substantially the form of the Guaranty of Credit Support Provider specified in this Agreement; (ii) Party B will not, as a result of such transfer, be required to pay to the transferee under Section 2(d)(i)(4) (except in respect of interest under Section 9(h) ) greater than the amount in respect of which Party B would have been required to pay to Party A in the absence of such transfer; (iii) the transferee will not, as a result of such transfer, be required to withhold or deduct on account of a Tax under Section 2(d)(i) (except in respect of interest under
                  Section 9(h)) on the next succeeding Scheduled Payment Date an amount in excess of that which Party A would have been required to so withhold or deduct on the next succeeding Scheduled Payment Date in the absence of such transfer unless the transferee would be required to make additional payments pursuant to Section 2(d)(i)(4) corresponding to such excess; and (iv) an Event of Default or a Termination Event does not occur as a result of such transfer. With respect to the results described in Clauses (ii) and (iii) above, Party A will cause the transferee to make, and Party B will make, such reasonable Payer Tax Representations and Payee Tax
                  Representations as may be mutually agreed upon by the transferee and Party B in order to permit such parties to determine that such results will not occur upon or after the transfer.

                  Any purported  transfer  that is not in  compliance  with this
                  Section 7 will be void at the outset.

         (f) ADDITIONAL REPRESENTATIONS. For the purpose of Section 3 of this Agreement, the following will constitute an Additional Representation (which shall be deemed given on the date on which this Agreement is executed and on each date on which a Confirmation is entered into under this Agreement):

                  (i) Party A and Party B each represents and warrants to the other, which representation will be deemed to be repeated at the time of entering into this Agreement and each Transaction, that it is an "eligible contract participant" under, and as defined in, the Commodity Exchange Act, as amended and was not formed solely for the purpose of constituting an "eligible contract participant."

                  (ii) Party B represents and warrants to Party A that the investments and other transactions contemplated by this Agreement and any Confirmation hereunder are not in violation of any law, regulation, rule or order to which Party B is subject (including, without limitation, the Investment Company Act of 1940, as amended, and the Investment Advisers Act of 1940, as amended).


         (g) ADDITIONAL AGREEMENTS. Section 4 of the Agreement is amended by adding the additional covenants set forth below:

                  The Fund agrees to conduct its activities in a manner such that neither Party A nor any Credit Support Provider of Party A will be required to register under, or will otherwise be subject to the requirements of, any applicable securities or similar law, rule or regulation (including, without limitation, the Commodity Exchange Act and the Investment Advisers Act) by reason of entering into and performing its obligations under this Agreement or, if applicable, the Guaranty of PFI.

         (h) RELATIONSHIP BETWEEN PARTIES. EACH OF PARTY A AND PARTY B REPRESENTS AS FOLLOWS:

                  (i) NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. In connection with the execution of this Agreement, it is not relying upon any representation except those set forth in this Agreement and the related Confirmation or as acknowledged in any other agreements delivered substantially simultaneously herewith, provided for use in the Prospectus and Registration Statement. It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary. It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

                  (ii) EVALUATION AND UNDERSTANDING. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

                  (iii) STATUS OF  PARTIES.  The other  party is not acting as a fiduciary or an adviser for it in respect of that Transaction.


PART 6. ADDITIONAL REPRESENTATIONS AND WARRANTIES RELATING TO THE FUND. The Fund hereby represents and warrants to Party A (which representations shall constitute Additional Representations for purposes of Section 3 of this Agreement and shall be deemed given on the date on which this Agreement is executed and on each date on which a Confirmation is entered into under this Agreement) that:

         (a) The Fund (i) is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power and authority, and the legal right to own its assets and to transact the business in which it is engaged; (iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify would not have a material adverse effect on the Fund's ability to perform its obligations under this Agreement; and
                  (iv) is in compliance with all applicable law and the requirements of its Declaration of Trust except where non-compliance would not have a material adverse effect on the Fund's ability to perform its obligations under this Agreement or the validity or enforceability of this Agreement.

         (b) The execution, delivery and performance of this Agreement by the Fund will not require the creation or imposition of any lien or encumbrance on any of its property, assets or revenues pursuant to any such requirement of law or contractual obligation or undertaking, except where such violation would not have a material adverse effect on the Fund's ability to perform its obligations under this Agreement or the validity or enforceability of this Agreement.

         (c) To the extent of Party B's knowledge after reasonable inquiry, no litigation or proceeding of or before any arbitrator or governmental authority is pending by or against the Fund or against any of its properties or revenues (i) asserting the invalidity of unenforceability of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (iii) seeking any determination or ruling that would materially and adversely affect (A) the Fund's ability to perform its obligations under this Agreement, or (B) the validity or enforceability of this Agreement.

         (d) The Fund is duly registered with the Securities and Exchange Commission as an open-end, diversified management investment company under the Investment Company Act and the Fund has been operated in compliance in all material respects with the Investment Company Act and the rules and regulations thereunder.

PART 7. ADDITIONAL REPRESENTATIONS AND WARRANTIES RELATING TO ADVISER AND MANAGER. To induce Party A to enter into this Agreement and to enter into the Transaction, Party B, hereby represents and warrants to Party A (which representations shall constitute Additional Representations for purposes of Section 3 of this Agreement and shall be deemed given on the date on which this Agreement is executed and on each date on which a Confirmation is entered into under this Agreement) that:

         (a) (i) The Manager is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Adviser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) each of the Manager and the Adviser has the corporate power and authority, and the legal right, to own its assets and to transact the business in which it is engaged, (iii) each of the Manager and the Adviser is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except where the failure to so qualify would not have a material adverse effect on its ability to perform its obligations under any document or agreement relating to this Agreement and (iv) each of the Manager and the Adviser is in compliance with all applicable law and the requirements of its constitutive documents except where non-compliance would not have a material adverse effect on its ability to perform its obligations under any document or agreement relating to this Agreement.

         (b) Each of the Manager and the Adviser has the corporate power and authority, and the legal right, to execute, deliver and perform each related document to which it is a party and has taken all necessary action required by applicable law and the requirements of its constitutive document to authorize the execution, delivery and performance of each related document to which it is a party. Except as has been obtained, no consent or authorization of, filing with, or other act by or in respect of, any government authority or any other person or entity is required in connection with its performance under any related document to which it is a party.

         (c) The performance under any document or agreement relating to this Agreement by the Manager or the Adviser, as applicable, will not violate any requirement of law or any of the Manager's or Adviser's contractual obligations or undertakings and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to any such requirement of law or contractual obligation or undertaking except where such violation would not have a material adverse effect on its ability to perform its obligations to the Fund related to this Agreement or any such related document.

         (d) To the extent of Party B's knowledge after reasonable inquiry, no litigation or proceeding of or before any arbitrator or governmental authority is pending by or against the Manager, the Adviser or any of their respective properties or revenues
                  (i) asserting the invalidity or unenforceability of any part of this Agreement or any document or agreement relating to this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or by any document or agreement relating to this Agreement or (iii) seeking any determination or ruling that would materially and adversely affect (A) Party B's ability to perform its obligations under this Agreement or any related document, (B) the ability of the Manager or the Adviser to perform its obligations under any related document, or (C) the validity or enforceability of this Agreement or any related document .

         (e) The Manager is duly registered and in good standing with the Securities and Exchange Commission (the "COMMISSION" or the "SEC") as an investment adviser under the Investment Advisers Act, and, to the extent of Party B's knowledge after reasonable inquiry, there does not exist any proceeding, or any facts or circumstances the existence of which, in its reasonable judgment, would lead to any proceeding, which would adversely affect the Manager's registration or good standing with the Commission; the Manager is not prohibited by any provision of the Investment Advisers Act or the Investment Company Act, or the respective rules and regulations thereunder, from acting as an investment adviser of the Fund as contemplated hereunder and under the related documents.

         (f) The Manager is duly registered in accordance with the provisions of all other applicable laws and regulations relating to its business and requiring such registration, and, to the extent of Party B's knowledge after reasonable inquiry, there does not exist any proceeding, or any facts or circumstances the existence of which, in its reasonable judgment, would lead to any proceeding, which would adversely affect the Manager's registration under such laws and regulations.


PART 8. INDEMNIFICATION OF PARTY A/REIMBURSEMENT OF EXPENSES. The Fund agrees to indemnify Party A as follows:

         (a) In addition to any and all rights of reimbursemsent or any other rights pursuant hereto or under law or equity, the Fund agrees (i) to pay, or reimburse, Party A for all of its reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of its counsel) incurred in connection with the enforcement or preservation of any rights under this Agreement; (ii) to pay, indemnify, and hold Party A harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of, any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, and (iii) to pay, indemnify and hold Party A and its officers, directors, employees and agents (each an "INDEMNITEE") harmless from and against all reasonable out-of-pocket liabilities (including penalties), obligations, losses, damages, actions, suits, demands, claims, judgments, costs, expenses or disbursements of any kind or nature whatsoever that arise out of, or in any way relate to or result from, (A) the transactions contemplated by this
                  Agreement  or  (B)  any   investigation   or  defense  of,  or
                  participation in, any legal proceeding relating to the execution, delivery, enforcement, performance or administration of this Agreement (whether or not such Indemnitee is a party thereto) (all the foregoing in clauses
                  (i) through (iii) above, collectively, the "INDEMNIFIED LIABILITIES"); provided that the Fund shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities arising from the gross negligence, bad faith or willful misconduct of Party A or of an Indemnitee.

         (b) The indemnity provisions of this Part 8 shall survive the termination of this Agreement and any related documents.

PART 9. COVENANTS OF THE FUND. The Fund hereby covenants and agrees that through the Protection Termination Date:

         (a) it shall comply with the terms and conditions of this Agreement and shall provide Party A with written notice immediately upon becoming aware of any material breach by it of the provisions of this Agreement;

         (b) it shall not, in any way material to its obligations under this Agreement, amend, supplement or otherwise modify, or agree to any waiver with respect to any provision of its constitutive documents or any agreement to which it is a party, without the prior written consent of Party A, and it shall provide Party A with a copy of any such amendment, supplement or waiver of any such document or agreement promptly after any such amendment, supplement or waiver is adopted, filed or takes effect;

         (c) it shall not change the manner in which the general liabilities of the Fund are allocated among Share Classes of the Fund or the manner in which the assets of the Fund are allocated to any Share Class of the Fund, except to address changes requested in connection with an audit or examination by independent accountants for the Fund or a regulatory or self-regulatory examination, review or audit, if such change would be reasonably likely to have a material impact on Party A, any holder of a Share or the Fund, without the prior written consent of Party A;

         (d) absent appointment of a successor manager acceptable to Party A, it shall not terminate the Investment Management Agreement with Manager or any other investment adviser or terminate the Adviser Agreement with Adviser or any successor adviser or sub-adviser to the Fund, or otherwise effect a replacement of the Manager or Adviser, without the prior written consent of Party A (which shall not be unreasonably withheld), and, if the Investment Management Agreement or the Adviser Agreement with respect to the Fund terminates in accordance with its terms, it shall enter into an Investment Management Agreement or Adviser Agreement, as applicable with the successor manager or adviser or sub-adviser, on terms and conditions satisfactory to Party A, prior to the effective date of such termination;

         (e) it shall not terminate the Custodian (or any successor), or otherwise effect a replacement of the Custodian (or any successor), without the prior written consent of Party A (which consent shall not be unreasonably withheld), and, if the Custodian Agreement with respect to the Fund terminates in accordance with its terms, it shall enter into a Custodian
                  Agreement with respect to the Fund with the successor custodian or an affiliate thereof, on terms and conditions reasonably satisfactory to Party A, prior to the effective date of such termination;

         (f)      [Reserved];

         (g) within 90 days of the end of the Fund's fiscal year, it shall provide to Party A the financial statements for the Fund with respect to such fiscal year, audited by independent public accountants;

         (h) it shall provide to Party A such additional information with respect to the Fund as Party A may from time to time reasonably request, and, after the occurrence of an Event of Default with respect to the Fund, during normal business hours with reasonable prior notice, allow Party A to inspect, audit and make copies and abstracts from the Fund's records and to visit the offices of the Fund for the purpose of examining such records, internal controls and procedures maintained by the Fund;

         (i) it shall maintain insurance policies covering its liabilities to its officers, trustees, employees and agents under Article VII of its Declaration of Trust of the types and in the amounts as is customary for funds similar to the Fund;

         (j) the Fund agrees not to consolidate or amalgamate with, or merge with or into, or transfer all or substantially all of its assets to, or to reorganize, reincorporate or reconstitute into or as, another entity;

         (k) other than in connection with the reinvestment of dividends, it shall not permit the principal underwriter for the Fund to sell Shares or a Class of Shares when the provisions of the Confirmation prohibit such sales;

         (l) it shall notify Party A in the monthly report delivered to Party A pursuant to the Confirmation of the use of any Substitute Valuation Source during the preceding month;

         (m) prior to filing with the Commission any amendment to the Registration Statement with respect to any Class of Shares of the Fund or supplement to the Final Prospectus with respect to any Class of Shares of the Fund, it shall furnish a copy thereof to Party A and shall obtain the consent of Party A, which consent shall not be unreasonably withheld if the impact is not materially adverse to Party A, to any such filing that, in its reasonable judgment, would be reasonably likely to have an adverse impact on Party A's risk under the Agreement, on the Fund or on the shareholders of the Fund;

         (n) it shall notify Party A promptly (i) of any request by the Commission for an amendment to the Registration Statement with respect to any Class of Shares or a supplement to the Final Prospectus with respect to any Class of Shares, (ii) of the issuance by the Commission of any stop-order suspending the effectiveness of the Registration Statement with respect to any Class of Shares or the initiation of any such stop-order proceeding or (iii) of receipt by the Fund of a notice from or order of the Commission pursuant to Section 8(e) of the Investment Company Act with respect to any Registration Statement with respect to the Fund;

         (o) it shall comply, and shall cause the Manager, the Adviser and other agents of the Fund to comply, in all material respects with applicable terms and provisions of the Federal Securities Laws, the Commodity Exchange Act and all other laws, rules and regulations applicable to the management, operation and activities of the Fund or of any such agent;

         (p) except as provided in this Agreement, it shall not terminate the Fund prior to the Protection Termination Date; and

         (q) it shall not permit or cause to occur any violation of the investment restrictions or policies identified as
                  "fundamental" in the Fund's Statement of Additional Information as filed with the SEC.

PART 10. ADDITIONAL REMEDIES OF PARTY A

         (a) After the occurrence and during the continuance of an Event of Default for which Party B is the Defaulting Party, Party A shall have the right to deliver to the Custodian/relevant servicer and the Fund a notice (a "REMEDY NOTICE") that Party A has elected to effect the additional remedies set forth in this Part 10. During the period (the "DEFAULT PERIOD") from and including the effective date of the Remedy Notice to and excluding the Business Day following the date on which Party A delivers to the Custodian/relevant servicer and the Fund a notice that either the Event of Default giving rise to the Remedy Notice has been cured or Party A has otherwise elected to withdraw its election to effect the additional remedies set forth in this Part 10, Party A shall have the right to direct the investments of Party B's assets by delivering to the Custodian, pursuant to Section 7 of the Custodian Agreement/other relevant servicer pursuant to the applicable provision of the relevant servicer agreement, written investment instructions from the Manager or Adviser as described in the next sentence of this subsection (a) or, under the circumstances described in subsection (b), its owns instructions in accordance with subsection (b). In the event that during the Default Period Party A receives written investment instructions from the Manager or Adviser, Party A shall promptly forward such instructions to the Custodian/relevant servicer unless Party A determines that the execution of such instructions would result in the occurrence of another Event of Default or would not result in the cure of the breach causing the Event of Default that gave rise to the Remedy Notice. Party B will not consent to any changes to the Custodian Agreement that would affect the rights of Party A without the consent of Party A.

         (b) In the event that during a Default Period Party A shall not have received written investment instructions from the Manager or Adviser in the format set forth in the Custodian Agreement, the execution of which would result in the cure of the breach causing such Event of Default without resulting in the occurrence of another Event of Default, by 10:00 a.m., New York City time, on the later of the first day of such Default Period and the Business Day after the occurrence of such Event of Default, Party A shall have the right to provide the Custodian/relevant servicer, with contemporaneous notice to the Chief Executive Officer and the Chief Financial Officer of the Fund, with its own investment instructions pursuant to
                  Section 5 of the Custodian Agreement/other relevant agreement, subject to the following conditions:

                           (1) after giving effect to any changes to the investments of the Fund at the direction of Party A, the investments of the Fund shall be Rebalanced and Diversified (in each case, in accordance with the definitions of such term set forth in the Confirmation;

                           (2) any changes made to the investments of the Fund at the direction of Party A shall be limited to those that are reasonably necessary to cure the breach causing such Event of Default;

                           (3) if such Event of Default arises as a result of the Fund's failure to be in compliance with the requirements set forth in Sections 9.A, 9.C, 9.D, 9.E or 9.F of the Confirmation, then the specific investments causing such Event of Default shall be sold;

                           (4) if such Event of Default arises as a result of the Fund's failure to be in compliance with the requirements set forth in Section 10 or Appendix A of the Confirmation and Treasury Zeroes, Agency Zeroes, Treasury Notes or Cash Equivalents are required to be sold in order to cure the breach causing such Event of Default, the proceeds of such sale shall be reinvested, to the extent practicable, in Treasury Zeroes or Agency Zeroes; and

                           (5) if such Event of Default arises as a result of the Fund's failure to be in compliance with the requirements set forth in Section 10 and Appendix A of the Confirmation and Futures Contracts are required to be sold in order to cure the breach causing such Event of Default, a pro rata portion of each Futures Contract held by the Fund shall, to the extent practicable, be sold in the minimum amounts required to cure the breach causing the Event of Default and the proceeds of such sales shall be reinvested, to the extent practicable, in Treasury Zeroes or Agency Zeroes.

         (c) During a Default Period, the Manager and Adviser shall deliver trade instructions with respect to the assets of the Fund only through Party A in accordance with this Part 10.

         (d) Upon the cure of an Event of Default with respect to which a Remedy Notice has been given (or the cure of all Events of Default after a Remedy Notice has been given and before a Cure Notice has been given), unless another Event of Default has occurred and is continuing, Party A shall promptly give a Cure Notice to the Custodian/relevant servicer pursuant to the Custodian Agreement/other relevant servicing agreement. Other than after the occurrence and during the continuance of an Event of Default, Party A shall have no right to direct the investment of funds or assets held by the Fund.

PART 11. FURTHER AGREEMENTS

         (a) Liability of Party A. The Fund agrees that neither Party A, nor any of its officers, trustees/directors or employee shall be liable or responsible for (except to the extent of its own or their negligence, willful misconduct or bad faith) the validity, sufficiency, accuracy or genuineness of any documents delivered to Party A even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, Party A may accept documents that appear on their face to be in order, without responsibility for further investigation (except to the extent that Party A acted with negligence, willful misconduct or bad faith).

         (b) Termination or Absence of Adviser. If at any time the Fund does not have an adviser acting pursuant to the Adviser Agreement, the Fund shall cause the Manager to perform the obligations of the Adviser of the Fund set forth herein.

         (c) Each Party acknowledges and agrees that the contents of this Agreement include non-public, confidential and proprietary information and agrees to use commercially reasonable efforts to preserve the confidentiality thereof; provided, however, that each party shall be able to use such information in connection with asserting or defending its rights under this Agreement or to comply with applicable law and with requests from regulatory entities.

         (d) Each party acknowledges and agrees that there shall be no third party beneficiaries (either express or implied) with respect to this Agreement.

PART 12.  CERTAIN DEFINITIONS

(A) For purposes of this Schedule and the Confirmation, the following terms shall have the meanings shown below:

         (a) "Adviser" means Trajectory Asset Management LLC.

         (b) "Custodian" means State Street Bank and Trust Company.

         (c) "Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Advisers Act of 1940, Title V of the Gramm-Leach Bliley Act, each as amended, any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to the Fund, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

         (d) "Fund" means Party B.

         (e) "Manager" means AIG SunAmerica Asset Management Corp.

(B) It is the intention of the parties hereto that a single Confirmation shall be entered into under the Agreement for the purpose of documenting a Put Transaction between the parties. Accordingly, unless otherwise agreed in an amendment or supplement to this Schedule, references in this Schedule to the "Confirmation" shall be deemed to be references to a Confirmation of Put Transaction, between Party A and Party B, of even date herewith. Capitalized terms used in this Schedule without further definition shall have the meanings ascribed to such terms in the Confirmation.

IN WITNESS WHEREOF the parties have executed this Schedule on the respective dates specified below with effect from the date specified on the first page of this document.


PRUDENTIAL GLOBAL FUNDING, INC.       AIG SERIES TRUST
                                      ON BEHALF OF [2010, 2015, 2020, 2025] HIGH
                                      WATERMARK FUND

BY:_____________________________      BY:_____________________________
NAME:                                 NAME:
TITLE:                                TITLE:

                                    EXHIBIT I
                             [FORM OF CONFIRMATION]






DATE:    ______________, 2004

TO:      AIG Series Trust on behalf of [2010, 2015, 2020, 2025] High Watermark
         Fund
         Telephone No.: (201) 324-6363
         Facsimile No.: (201) 324-6364
         Attention:  Robert Zakem
                     President

FROM:    Gary Neubeck
         Prudential Global Funding, Inc.
         Telephone No.:  (973) 802-7366
         Facsimile No.:  (973) 802-9272

RE: Lookback Option Agreement between Prudential Global Funding, Inc., fully guaranteed by Prudential Financial, Inc., and AIG Series Trust on behalf of [2010, 2015, 2020, 2025] High Watermark Fund

PGFI Reference No.:_________________


The purpose of this communication (this "CONFIRMATION") is to confirm the terms and conditions of the Transaction entered into between PRUDENTIAL GLOBAL FUNDING, INC. ("PARTY A") and AIG SERIES TRUST on behalf of [2010, 2015, 2020, 2025] High Watermark Fund (the "FUND" or "PARTY B") on the Trade Date specified below (the "TRANSACTION"). This Confirmation, including the appendices hereto, constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "EQUITY Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and either the 2002 ISDA Master Agreement dated June__, 2004 between Party A and the Fund and the Schedule thereto dated June ___, 2004 between Party A and the Fund (the "SCHEDULE"; such 2002 ISDA Master Agreement as supplemented and amended by the Schedule, being the "MASTER AGREEMENT") or this Confirmation, the Master Agreement and Confirmation, respectively, will govern.

This Confirmation supplements, forms a part of, and is subject to, the Master Agreement

(this Confirmation and the Master Agreement shall constitute and be referred to as the "AGREEMENT"). In the event of any inconsistency between this Confirmation and the Master Agreement, this Confirmation shall govern. Capitalized terms used in this Confirmation but not defined in the Agreement have the meanings assigned below.


1. OPTION TERMS. The terms of the particular Transaction to which this Confirmation relates are as follows.

a. General Terms:

         Trade Date:                                 ________________

         Option Style:                               European

         Option Type:                                Put

         Seller:                                     Party A

         Buyer:                                      Fund

         Index:                                      Not Applicable

         Number of Options: With respect to each Share Class, a number of options equal to the
                                                     Share Number for such Share
                                                     Class on the Protection
                                                     Termination Date.

         Strike Price:                               With respect to each Share
                                                     Class, the Strike Price
                                                     equals the Protected Share
                                                     Price for such Share Class.

         Premium: An amount equal to the Option Fee payable pursuant to Section 4 of this
                                                     Confirmation.

         Premium Payment Dates:                      The Premium will be paid on
                                                     dates determined in
                                                     accordance with Section 4
                                                     of this Confirmation.

         Exchange:                                   Not Applicable

         Related Exchange(s):                        Not Applicable

b. Procedures for Exercise:

         Expiration Time:                            11:59 pm local time

         Expiration Date:                            The Protection Termination
                                                     Date

         Multiple Exercise:                          Not Applicable

         Maximum Number of Options:                  Not Applicable

         Integral Multiple:                          Not Applicable

         Automatic Exercise:                         Applicable

         Seller's  Telephone
         Number and Telex and/or
         Facsimile Number and Contact
         Details for purpose of Giving
         Notice:                                     As set forth in Exhibit IV
                                                     to the Schedule..

c. Valuation:

         Valuation                                   Time: The close of regular
                                                     trading on the New York
                                                     Stock Exchange on the
                                                     Protection Termination
                                                     Date.

         Valuation Date:                             The Protection Termination
                                                     Date

         Averaging Date Disruption:                  Not Applicable



d. Settlement Terms:

         Cash Settlement:                            Applicable

         Settlement Currency:                        U.S. Dollars

         Option Cash Settlement Amount:              For purposes of this
                                                     Transaction, in lieu of
                                                     determining an Option Cash
                                                     Settlement Amount in
                                                     accordance with the
                                                     provisions of the
                                                     Agreement, the amount
                                                     payable (if any) by Party A
                                                     to the Fund upon expiration
                                                     of the Options shall be
                                                     determined and paid as set
                                                     forth in Section 3 of this
                                                     Confirmation.



2.       DEFINITIONS.



         A. Capitalized terms used but not defined elsewhere in this Confirmation have the following meanings:

                  1.    "Adviser" means Trajectory Asset Management LLC.

                  2. "Agency Zeroes" shall mean non-callable non-interest bearing obligations of any one of the following entities or agencies of the Federal Government of the United States of America: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Federal Home Loan Bank, Government National Mortgage Association, Resolution Funding Corporation; provided, however, that (A) any such obligations that are rated less than AAA by S&P or less than Aaa by Moody's at the time of purchase shall not qualify as "Agency Zeroes" and (B) any such obligations that are included in the definition of Cash Equivalents shall be deemed to be Cash Equivalents instead of Agency Zeroes for purposes of this Agreement.

                  3. "Aggregate Notional Amount" means the sum of (A) the Option Notional Amount plus (B) the aggregate for all Related Funds of the Related Fund Notional Amount calculated for each Related Fund.

                  4. "Bear Stearns" means the security valuations made available by The Bear Stearns Companies, Inc.

                  5. "Bloomberg" means the financial markets data and analytics made available by Bloomberg LP or any successor thereto.

                  6. "Business Day" means any day on which the New York Stock Exchange is open for regular trading.

                  7. "Cash Equivalents" means the following accounts and short-term securities with remaining maturities of 180 days or less and meeting one of the following criteria at each time of determination:

                    a) direct obligations of, and obligations fully guaranteed as to full and timely payment by the full faith and credit of, the United States of America, including Treasury Zeroes, Agency Zeroes and Treasury Notes; provided that (i) such instruments have been designated as Cash Equivalents by the Adviser, (ii) such instruments are not counted as Agency Zeroes, Treasury Zeroes or Treasury Notes, and (iii) with respect to Agency Zeroes so designated as Cash Equivalents, at the time of such designation and at all times thereafter as such designation remains in effect, such instruments have been rated at least AAA by S&P and Aaa by Moody's;

                    b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, including, for the avoidance of doubt, accounts maintained at the Fund's custodian; provided that the commercial paper or other short-term unsecured debt obligations of such depository institution or trust company shall be rated at least A-1 by S&P or P-1 by Moody's;

                    c) bankers acceptances issued by any depository institution or trust company referred to in clause
                           (b) above;

                    d) commercial paper having a rating of at least A-1 by S&P or P-1 by Moody's; and e) Repurchase Agreements.

                  8. "Cash Margin" means, with respect to Futures Contracts, Long SPX Put Options and Short SPX Call Options held by the Fund at any Portfolio Valuation Time, the Market Value of the cash and Cash Equivalents held (i) in a segregated account by the clearing futures commission merchants, (ii) in a securities account by a securities broker-dealer, or (iii) with the Fund's custodian to margin or secure Futures Contracts or SPX Options (plus or minus the amount of any receivables or payables, respectively, associated with variation margin); provided that any such Cash Equivalent that would not be permitted to be held as margin by the relevant exchange will be deemed to have a Market Value of zero for purposes of determining Cash Margin.

                  9. "CBOE" means the Chicago Board of Options Exchange or any successor-in-interest approved for transactions in Long SPX Put Options and Short SPX Call Options.

                  10. "CME" means the Chicago Mercantile Exchange or any successor-in-interest approved for transactions in Futures Contracts.

                  11. "Defeased Expense Ratio" means, (x) with respect to each Share Class, the excess of (A) the Expense Ratio of such Share Class over (B) 25 basis points, and (y) with respect to the Fund, the weighted average of the Defeased Expense Ratio for each Share Class, such weighting to be based on the Fund NAV attributable to each Share Class. For example, with respect to the Class A Shares, the Defeased Expense Ratio is equal to the excess of the Expense Ratio for Class A Shares (1.65 percent or 165 basis points) over 25 basis points and, with respect to the Class C Shares, the Defeased Expense Ratio is equal to the excess of the Expense Ratio for Class C Shares (2.30 percent or 230 basis points) over 25 basis points.

                  12.   "Effective Date" means the Protection Inception Date.

                  13. "Expense Ratio" means, (x) with respect to each Share Class, the expense ratio for such Share Class, reduced by any voluntary fee waivers or expense reimbursements, calculated in accordance with the Investment Company Act of 1940, as amended, and (y) with respect to the Fund, the weighted average of the Expense Ratio for each Share Class, such weighting to be based on the Fund NAV attributable to each Share Class.

                  14. "Extraordinary Expenses" shall mean any Fund fees and expenses (including expenses reimbursable to Party A by the Fund pursuant to this Agreement) that are not incurred or accrued in the ordinary course of the Fund's business (including, for example, all costs of defending or prosecuting any claim, or litigation, to which the Fund is a party, together with any amounts of judgment, settlement or indemnification expense incurred by the Fund or any other non-recurring, non-operating expenses).

                  15. "Fund NAV" shall mean on any date of calculation, an amount (determined, as applicable, in accordance with the Valuation Methodology) equal to the excess of

                    a)     the sum of:

                           1)   the aggregate Market Value of all Cash
                                Equivalents held by the Fund (excluding Cash
                                Equivalents held as Cash Margin) on such date;

                           2) the aggregate Market Value of all Treasury Zeroes, Agency Zeroes and Treasury Notes held by the Fund on such date;

                           3)   the aggregate Cash Margin;

                           4) the aggregate Market Value of all Long SPX Put Options and Short SPX Call Options entered into by the Fund;

                           5) to the extent not included in the foregoing, an amount equal to the aggregate amount of interest and dividend receivables and receivables for securities sold payable to the Fund;

                           6) an amount equal to the aggregate amount payable to the Fund by the Manager pursuant to the Investment Management Agreement on account of expenses incurred by the Fund that are subject to reimbursement by the Manager; and

                           7) the dollar value of net receivables for the Fund reflected in the Fund's trial balance, to the extent not already reflected above.

                    minus

                    b) an amount equal to the aggregate amount of the liabilities allocated to the Fund as reflected in the Fund's trial balance, including but not limited to all amounts payable by the Fund in respect of securities purchased and the amount of debt (principal plus accrued interest) incurred by the Fund;

                    provided, however, that any receivable ascribed to the Agreement shall be excluded when calculating the Fund NAV.

                  16. "Futures Contract" means a contract to purchase, for future delivery, the Standard & Poor's 500 Stock Index traded on the CME.

                  17. "Futures Contract Amount" means, with respect to each Futures Contract, the Market Value of such Futures Contract determined in accordance with the provisions of this Confirmation.

                  18. "Investment Management Agreement" means the Investment Advisory and Management Agreement dated June 3, 2004 between the Fund and the Manager.

                  19. "Interactive Data" means FT Interactive Data published by Interactive Data Corporation or any successor thereto.

                  20. "Long SPX Put Options" means an instrument traded on the CBOE or the CME entitling the option holder to the cash settlement value (if any) associated with the S&P 500 Index closing below a stated level on a stated future date or, if applicable, a futures contract on the S&P 500 Index closing below a stated price on a stated future date.

                  21.   "Manager" means AIG SunAmerica Asset Management Corp.

                  22. "Market Value" solely for purposes of this Agreement shall mean on any Share Valuation Date and with respect to a particular type of asset, the following amount:

                    (i) with respect to Cash Equivalents held by the Fund having a maturity date 60 days or less from such date, excluding Repurchase Agreements, the value of such security determined in accordance with the "amortized cost" method of valuation which method values an instrument at its cost and assumes a constant amortization of premium or discount;

                    (ii) with respect to Cash Equivalents held by the Fund having a maturity date more than 60 days from such date, the market value thereof at the close of trading on such date obtained from Bloomberg, Interactive Data, Reuters Group PLC, The Bear Stearns Companies, Inc. or any pricing source approved by the Board of Trustees or a Substitute Valuation Source plus the aggregate amount of accrued and unpaid interest thereon as of such date;

                    (iii) with respect to any Cash Equivalents held by the Fund that are Repurchase Agreements, the initial purchase price plus accrued interest;

                    (iv) with respect to any Futures Contract held by the Fund, the product of (A) the index dollar multiplier designated by the CME as being in effect on such date times (B) the price of such Futures Contract at the close of trading on such date, as published on Bloomberg or a Substitute Valuation Source times (C) the number of such Futures Contracts held by the Fund;

                    (v) with respect to any Treasury Zero, Agency Zero or Treasury Note held by the Fund, the market value thereof at the close of trading on such date obtained from Bloomberg L.P., Interactive Data Corporation, Reuters Group PLC, The Bear Stearns Companies, Inc. or any pricing source approved by the Board of Trustees or a Substitute Valuation Source; and

                    (vi) with respect to any Long SPX Put Option or Short SPX Call Option held by the Fund, the market value at close of regular trading on such date as published on Bloomberg or a Substitute Valuation Source;

                    provided, however, that if on any Share Valuation Date the price or value of any investment held by the Fund is not determinable as set forth above, the Market Value thereof shall be determined on such date in such manner as is determined in good faith by, or under the authority of, the Board of Trustees of the Fund; and, to the extent not already provided in (i) through (vi) above, provided further that (A) with respect to the foregoing instruments (other than the balances held in demand deposit accounts), to the extent reflected in the Fund's trial balance, the Market Value shall be further increased by the Market Value of such instruments which have been purchased but not yet settled and decreased by the Market Value of such instruments which have been sold but not yet settled and (B) the balance of the demand deposit accounts shall be notionally adjusted accordingly.

                  23. "Moody's" means Moody's Investors Service, Inc. and its successors and assigns.

                  24.   "Option Fee" has the meaning assigned in Section 4.

                  25. "Option Notional Amount" means, as of any date of calculation, the aggregate for all Share Classes of the following amount calculated for each Share Class: the product obtained by multiplying the Share Number of such Share Class on such date times the Protected Share Price for such Share Class on such date.

                  26.   "Option Settlement Amount" has the meaning assigned in
                        Section 3.

                  27. "Portfolio Valuation Time" shall mean, for any Business Day, as of the close of trading on the New York Stock Exchange on the immediately preceding Business Day.

                  28. "Protected Share Price" means, with respect to each Share Class, the higher of the initial net asset value for a Share of such Share Class and the Share NAV for a Share of such Share Class on the Protection Inception Date. Thereafter, on each date on which Share NAV in respect of Shares of any such Share Class is calculated (a "SHARE VALUATION DATE"), the Protected Share Price with respect to such Share Class shall be reset to equal the greater of (I) the Share NAV for a Share of such Share Class on such Share Valuation Date or (II) the

                        Protected Share Price in respect of such Share Class for the immediately prior Share Valuation Date less the sum of (A) the product obtained by multiplying (i) the Share Distribution Amount recorded on such date if the Share Valuation Date is an ex-dividend date in respect of Shares of such Share Class, if any, by (ii) a ratio equal to the Protected Share Price in respect of such Share Class on the immediately preceding Share Valuation Date divided by the sum of (a) Share NAV in respect of Shares of such Share Class on such Share Valuation Date and (b) the Share Distribution Amount, if any, declared on such Share Valuation Date in respect of Shares of such Share Class, plus (B) Extraordinary Expenses per Share, if any, accrued on such Share Valuation Date or paid on such Share Valuation Date (to the extent there was no prior accrual for such expense).

                  29. "Protection Inception Date" means, for each Share Class, the date a Share of such Share Class is first issued.

                  30. "Protection Termination Date" means August 31, [2010, 2015, 2020, 2025]; PROVIDED, that if such date is not a Business Day, then the Protection Termination Date shall be the next succeeding Business Day and, PROVIDED FURTHER that an earlier Protection Termination Date can be established in accordance with Section 5.

                  31. "Related Fund" means a registered investment company sub-advised by the Adviser and managed by the Manager that purchases from Party A (or another affiliate of Prudential Financial, Inc.) an agreement of the kind described herein providing a high water mark type of guarantee to such company or its shareholders.

                  32. "Related Fund Notional Amount" means, for each Related Fund as of any date of calculation, the aggregate for all share classes of such Related Fund of the following amount calculated for each share class of such Related
                        Fund: the product obtained by multiplying the number of shares of such share class on such date times the protected (or guaranteed) share price for such share class on such date.

                  33. "Repurchase Agreements" means a repurchase transaction undertaken in accordance with the Fund's policy regarding repurchase agreements (documented as a confirmation under a Master Repurchase Agreement in the form published by The Bond Market Association) pursuant to which the Fund agrees to purchase, and subsequently resell within 7 calendar days following such purchase, securities issued by the U.S. government or agencies or instrumentalities thereof; provided that collateral for the repurchase obligation under any such agreement shall be provided by the party with the repurchase obligation in an amount equal to at least 102% of the repurchase price to be paid thereunder (100% if the collateral is in the form of cash).

                  34. "Reuters" means the financial markets data and security valuations made available by Reuters Group PLC.

                  35. "Share Class" or "Class of Shares" means, with respect to the Fund, each class of Shares designated in the Declaration of Trust of AIG Series Trust, a Delaware statut ory trust and described in the prospectus for the Fund.

                  36. "Share Class NAV" means, with respect to any Share Class on any date, the portion of the Fund NAV on such date attributable to such Share Class (on the basis of the Share Number of each Share Class).

                  37. "Share Distribution" means, in respect of any Share Class, any distribution or payment by the Fund in respect of, or allocated to, the Shares of such Share Class and shall include, without limitation, any distribution of income, dividends, capital gains, or principal to the holders of Shares of such Share Class and any payment out of the Fund's assets of income taxes or excise taxes allocated to the Shares of such Share Class.

                  38. "Share Distribution Amount" means, in respect of a Share Distribution with respect to any Share Class, an amount equal to the quotient obtained by dividing the amount of any such Share Distribution by the Share Number with respect to such Share Class on the date of such Share Distribution.

                  39. "Share NAV" means, with respect to any Share Class as of any calculation date, the quotient resulting from dividing the Share Class NAV for such Share Class by the Share Number for such Share Class on such date.

                  40. "Share Number" means, with respect to any Share Class as of any calculation date, the number of outstanding Shares of such Share Class which are guaranteed under this Agreement.

                  41. "Shares" means transferable units of beneficial interests of the Fund designated in the Declaration of Trust of AIG Series Trust, a Delaware statutory trust.

                  42. "Share Valuation Date" shall have the meaning ascribed to such term in the definition of Protected Share Price.

                  43. "Short SPX Call Options" means an instrument traded on the CBOE or CME obligating the account holder to satisfy the cash settlement obligation (if any) calling, as applicable, the related Standard & Poor's 500 Index as traded on the CBOE or, if applicable, the Futures Contract as traded on the CME from such account.

                  44. "SPX Options" means Short SPX Call Options and Long SPX Put Options.

                  45. "Substitute Valuation Source" means any widely recognized, reputable source of valuation approved by the Board of Trustees of the Fund or a committee thereof and used by the Fund to value its investments.

                  46. "S&P" means Standard and Poor's Ratings Service, a division of McGraw Hill Companies, Inc.

                  47. "Treasury Notes" shall mean obligations denominated as such and that are non-callable and backed by the full faith and credit of the United States of America; provided that (A) any such obligations that are included within the definition of Treasury Zeroes shall be deemed to be Treasury Zeroes instead of Treasury Notes for purposes of this Confirmation and (B) any such obligations that are included in the definition of Cash Equivalents shall be deemed to be Cash Equivalents instead of Treasury Notes for purposes of this Agreement.

                  48. "Treasury Zeroes" shall mean (i) non-callable non-interest bearing obligations of the United States Treasury backed by the full faith and credit of the United States of America (including, without limitation, Certificates of Accrual on Treasury Securities (CATS), Treasury Investment Growth Receipts (TIGRs), Generic Treasury Receipts (TRs), and Separate Trading of Registered Interest and Principal of Securities (STRIPS)) and (ii) non-callable interest bearing general obligations of the United States Treasury backed by the full faith and credit of the United States of America that have only one payment remaining to be made; provided that any such obligations that are included in the definition of Cash Equivalents shall be deemed to be Cash Equivalents instead of Treasury Zeroes for purposes of this Agreement.

                  49. "Valuation Methodology" means that all calculations and valuations will be made on a basis that assumes that all acquisitions and dispositions of securities are accounted for on the trade date.

         B. Singular/Plural. Unless the context clearly requires otherwise, the foregoing terms shall have the foregoing meanings in both the singular and plural forms.

3. LOOKBACK OPTION SETTLEMENT. On the Protection Termination Date (or, if applicable, the date of a Party A Optional Termination pursuant to
         Section 5.A.2), Party A will pay the Fund an amount (the "OPTION SETTLEMENT AMOUNT") equal to the aggregate for all Share Classes of the following amount calculated for each Share Class: the excess, if any, of (A) the product of (x) the Share Number for such Share Class on the Protection Termination Date, after giving effect to any redemptions requested on that Business Day, multiplied times (y) the Protected Share Price for such Share Class on such date, over (B) the product of
         (x) the Share Number for such Share Class on the Protection Termination Date, after giving effect to any redemptions requested on that Business Day, multiplied times (y) the Share NAV for such Share Class determined as of the close of trading on the Protection Termination Date using the Valuation Methodology. Except in accordance with early terminations described in Section 5 of this Confirmation or in Section 5 of the Master Agreement, Party A will make no payments under the Agreement prior to the scheduled Protection Termination Date.

4. LOOKBACK OPTION FEES. Each month, the Fund shall pay Party A a fee of 0.35% (35 basis points) per annum times the average daily Fund NAV (the "OPTION FEE"). The Option Fee shall be payable monthly in arrears on or before the 25th day of the next calendar month.

5.       EARLY TERMINATION OF PUT

         A. TERMINATION DUE TO SMALL FUND SIZE. If, on the date two calendar years after the first Protection Inception Date hereunder (provided that if such date is not a Business Day, then the next succeeding Business Day following such date) (the date of such second anniversary, the "FUND SIZE DETERMINATION DATE"), all of the following conditions are true:

                  (I) the Fund NAV either (x) does not exceed $10 million or (y) during the period from the first Protection Inception Date to the Fund Size Determination Date, never exceeded $20 million, and

                  (II) the sum of (a) the Option Notional Amount and (b) the Related Fund Notional Amount is less than $400 million, then this Agreement may be terminated at the option of Party A or the Fund as follows (with notice of any such termination to be given by the party effecting such termination not later than 180 days following the Fund Size Determination Date):

                    1. OPTIONAL TERMINATION BY THE FUND: The Fund may terminate this Agreement by giving Party A a notice specifying a date, which shall not be more than 60 days after the effective date of such notice, on which the Agreement will terminate. No payments shall be due by Party A in connection with such termination. The Fund shall pay the Option Fee accruing through the date of such termination.

                    2. PARTY A OPTIONAL TERMINATION: Party A may terminate this Agreement by giving the Fund a notice (the "EARLY TERMINATION NOTICE") specifying a date, which shall be not less than 60 nor more than 120 days after the effective date of such notice, on which this Agreement will terminate and Party A will be obligated only to pay the Fund the Party A Early Termination Payment Amount on such termination date. The Fund shall pay the Option Fee accruing through the date of such termination. Upon receipt of such notice, the Fund shall Rebalance in accordance with Appendix A to this Confirmation or shall invest entirely in Cash Equivalents.

                  For the purpose of this Section 5.A, the "Party A Early Termination Payment Amount" shall be determined as follows:
                  (i) if the Fund was Rebalanced in accordance with this Confirmation within one Business Day following the effective date of the notice of termination by Party A under this
                  Section 5.A, the Party A Early Termination Payment Amount shall be an amount equal to the Option Settlement Amount calculated as if the date of termination pursuant to this
                  Section 5.A was the Protection Termination Date or (ii) if clause (i) does not apply, then the Party A Early Termination Payment Amount shall be an amount equal to the Option Settlement Amount calculated as if the effective date of the notice of early termination provided by Party A under this
                  Section 5.A was the Protection Termination Date.

         B.       TERMINATION FOR LOW INTEREST RATES IN FINAL YEARS.

                  If all of the following conditions are true as of any Business Day, then the Fund shall immediately give Party A a notice (the "LOW INTEREST RATE TERMINATION NOTICE") specifying a date, which shall be not less than 10 nor more than 90 days after the effective date of such notice, on which this Agreement will terminate:

                    a) the Protection Termination Date is fewer than three years from the date of calculation, and

                    b) the Expense Ratio of the Fund (increased by any fee waivers that can be terminated without the consent of Party A), exceeds the market value-weighted arithmetic average yield of the Treasury Zeroes, the Agency Zeroes and the Treasury Notes held by the Fund.

                  On the first Business Day following the occurrence of the conditions specified in a) and b) above, the Fund shall Rebalance in accordance with Appendix A of this Confirmation or shall invest entirely in Cash Equivalents. In connection with any termination pursuant to this Section 5.B, Party A will be obligated to pay the Fund only the Low Interest Rate Termination Payment Amount on the date of such termination and the Fund shall pay the Option Fee accruing through the date of such termination.

                  For the purpose of this Section 5.B, the "Low Interest Rate Termination Payment Amount" shall be determined as follows:
                  (i) if the Fund was Rebalanced in accordance with this Agreement within one Business Day following the effective date of the notice of termination by the Fund under this Section 5.B, the Low Interest Rate Termination Payment Amount shall be an amount equal to the Option Settlement Amount calculated as if the date of termination pursuant to this Section 5.B was the Protection Termination Date or (ii) if clause (i) does not apply, then the Low Interest Rate Early Termination Payment Amount shall be an amount equal to the Option Settlement Amount calculated as if the effective date of the notice of early termination provided by Party A under this Section 5.B was the Protection Termination Date.

         C. OPTIONAL TERMINATION BY THE FUND. Upon a determination by the Board of Directors of the Fund or the shareholders of the Fund that the Fund shall be terminated and the Shares of the Fund redeemed in full (other than a termination of the Fund as part of an exchange offer or similar transaction directly or indirectly involving a registered investment company or other fund entity that offers principal protection to the investors in the shares or other equity interests of such registered investment company or other fund entity), the Fund may terminate this Agreement by giving Party A a notice specifying a date, which shall not be more than 60 days after the effective date of such notice, on which the Agreement will terminate. No payments shall be due by Party A in connection with such termination. The Fund shall pay the Option Fee accruing through the date of such termination.

6. COVENANTS REGARDING CLOSING FUND TO NEW SHARE PURCHASES. If any of the following events occur, then the Fund shall immediately provide notice of each such occurrence to Party A and, within three Business Days after such occurrence, the Fund shall stop issuing Shares; provided that Shares issued to existing shareholders in connection with the automatic reinvestment of dividends shall be permitted; and provided, further, that nothing herein shall prevent the Fund from converting Class C Shares to Class A Shares:

                  1. NON ZERO VALUATION OF AGREEMENT: The Board of Directors of the Fund, or any pricing committee or other entity, individual or group of individuals authorized in the Declaration of Trust of AIG Series Trust to determine the Fund NAV determines that the Agreement has a value other than zero; or

                  2. OPTION NOTIONAL AMOUNT EXCEEDS PRESCRIBED LIMIT: As of any Business Day,

                    a)     The Option Notional Amount exceeds $1.0 billion; and

                    b) Either (i) Party A receives notice from the Fund of such occurrence and ten (10) Business Days elapse without Party A agreeing by notice to the Fund to raise the prescribed limitations set forth in subparagraph (a) or (ii) Party A does not receive notice from the Fund of the occurrence of an event described in subparagraph (a) above within one Business Day following such occurrence; and

                    c) Ten (10) Business Days elapse after the occurrence of the event described in subparagraph (a) above and the Fund has not obtained a separate guarantor for new share purchases by the end of such ten-Business Day period.

                  3.    AGGREGATE OPTION NOTIONAL AMOUNT EXCEEDS PRESCRIBED
                        LIMIT: As of any Business Day,

                    a)     The Aggregate Notional Amount exceeds $3.0 billion;
                           and

                    b) Either (i) Party A receives notice from the Fund of such occurrence and ten (10) Business Days elapse without Party A agreeing by notice to the Fund to raise the prescribed limitations set forth in subparagraph (a) or (ii) Party A does not receive notice from the Fund of the occurrence of an event described in subparagraph (a) above within one Business Day following such occurrence; and

                    c) Ten (10) Business Days elapse after the occurrence of the event described in subparagraph (a) above and the Fund has not obtained a separate guarantor for new share purchases by the end of such ten-Business Day period.

                  4. LOW INTEREST RATES: If the Expense Ratio of the Fund (increased by any fee waivers that can be terminated without the consent of Party A) exceeds the market value-weighted arithmetic average yield of the Treasury Zeroes, the Agency Zeroes and the Treasury Notes held by the Fund.

                  5. DEFEASANCE TEST IS FAILED: If the defeasance test set forth in Appendix A prohibits the Fund from holding any Futures Contracts.

7. COVENANT REGARDING CLOSING FUND TO CERTAIN SHARE CLASSES. If all of the following conditions are true as of the last day of the second month of any calendar quarter, then on the first day of the next calendar quarter (and continuing through the end of such calendar quarter) the Fund shall stop issuing Shares of Share Classes having an Expense Ratio greater than 1.85% (185 basis points); provided that Shares of such Share Classes automatically issued in connection with the reinvestment of dividends shall be permitted:

                    a) the Expense Ratio of the Fund exceeds 2.0% (200 basis points); and

                    b) more than half of the number of days from the first Protection Inception Date hereunder to the scheduled Protection Termination Date have elapsed; and

                    c)     the Fund NAV exceeds $300 million.

8. COVENANT REGARDING PERMISSIBLE SHARE CLASSES. The Fund acknowledges and agrees that only the following Share Classes shall be permitted to be issued by it:

         A. Class A Shares; provided such shares feature (i) a front-end load not paid by the Fund, and (ii) a maximum Expense Ratio of
                  (x) 1.65 percent (165 basis points) unless and until the conditions described in clause (y) apply, and (y) 1.40 percent (140 basis points) if the permitted Futures Contract Amount is zero under the requirements of Appendix A or, during the last three years prior to the Protection Termination Date, if the permitted Futures Contract Amount is 0.5 percent (one half of one percent) or less.

         B. Class C Shares; provided such shares feature (i) a load not paid by the Fund, (ii) a maximum Expense Ratio of (x) 2.30 percent (230 basis points) unless and until the conditions described in clause (y) apply, and (y) 2.05 percent (205 basis points) if the permitted Futures Contract Amount is zero under the requirements of Appendix A or, during the last three years prior to the Protection Termination Date, if the permitted Futures Contract Amount is 0.5 percent (one half of one percent) of Fund NAV or less;

                  provided further that approximately eight (8) years (determined in accordance with the standard procedures used by the Manager) after the issuance of such shares, such shares convert to Class A shares.

         C. Other Share Classes, provided that the maximum Expense Ratio for such additional share class shall not exceed the maximum Expense Ratio for the Class C Shares in effect from time to time; and provided further that the maximum Expense Ratio shall be automatically reduced to no more than 2.05% (205 basis points) by no later than the date on which the maximum Expense Ratio applicable to Class C Shares is so reduced; and provided further that approximately eight (8) years (determined in accordance with the standard procedures used by the Manager) after the issuance of such shares, the maximum Expense Ratio associated with such shares shall not exceed
                  1.85 percent (185 basis points).

9.       COVENANTS REGARDING PERMITTED INVESTMENTS.

         A. PERMITTED INVESTMENTS. The Fund shall invest in and hold, only the following types of investments ("PERMITTED INVESTMENTS"), PROVIDED however that the amounts of the following investments that may be held are subject to the provisions of Appendix A concerning re-balancing and Section 10 concerning diversification and PROVIDED, FURTHER, that if at any time a Permitted Investment no longer satisfies any condition contained in the definition thereof, it shall cease to be a Permitted Investment and must be immediately sold:

                    1.     Cash Equivalents.

                    2.     Cash Margin.

                    3. Treasury Zeroes having maturity dates no earlier than one year prior to the Protection Termination Date and no later than 5 days prior to the Protection Termination Date,

                    4. Treasury Notes having maturities no earlier than one year prior to the Protection Termination Date and no later than 5 days prior to the Protection Termination Date,

                    5. Agency Zeroes having maturities no earlier than one year prior to the Protection Termination Date and no later than 5 days prior to the Protection Termination Date,

                    6. Long SPX Put Options, provided that (x) on the trade date the purchase price thereof does not exceed the proceeds from SPX Options written and/or sold on the same day and (y) the expiration date of the option is prior to the Protection Termination Date,

                    7. Short SPX Call Options, provided that at no time may outstanding notional short call exposure exceed long Futures Contract exposure, and provided further that the call options must expire prior to the Protection Termination Date, and

                    8.     Futures Contracts.

         B. SEGREGATION OF INVESTMENTS. The assets of the Fund shall be segregated from the assets of all other series of Related Funds and the investment of the assets of the Fund shall at all times satisfy the requirements of this Confirmation independently of any other such fund.

         C. PERMISSIBLE BORROWING. The Fund may borrow cash on an overnight basis from any of (1) State Street Bank and Trust Company, under (and subject to the limitations and circumstances described in) the overdraft line of credit extended to the Fund by State Street Bank and Trust Company,
                  (2) American International Group, Inc. and its affiliates ("AIG"), under (and subject to the limitations and circumstances described in) the line of credit established for all funds advised by the Manager, (3) Related Funds and other funds advised by the Manager; provided that, in each case, (a) such borrowing is consistent with the order issued by the SEC dated July 9, 2002 and the conditions set forth in the notice of application issued by the SEC dated June 13, 2002, including the Fund's procedures for such interfund lending and is otherwise consistent with requirements and limitations imposed by the Investment Company Act and (b) such borrowing is incurred only to cover trade failures or is to be repaid from known cash flow to the Fund within five days following the date of such borrowing. No other borrowing by the Fund is permitted.

         D. FUTURES CONTRACT RESTRICTION. No Futures Contract may be purchased unless (i) at the time of such purchase (and after giving effect thereto) the Permitted Investments shall have been Rebalanced and Diversified and (ii) at the time of such purchase (and after giving effect thereto), the Market Value of the Cash Equivalents (other than those included in Cash Margin) plus the amount of Cash Margin is greater than 50% of the Futures Contract Amount of all Futures Contracts held by the Fund.

         E. OPTIONS RESTRICTION. At the time of initiation of a Long SPX Put Option and immediately after giving effect to such Long SPX Put Option, the sum of the underlying contract values for all Long SPX Put Options entered into by the Fund shall not exceed two-thirds of the Futures Contract Amount of all Futures Contracts held by the Fund.

         F. INTERMEDIARY RATINGS. An investment that is held through a custodian, a broker-dealer, a futures commission merchant or another intermediary or servicer shall be a Permitted Investment only if the relevant intermediary's or servicer's short-term unsecured debt obligations or those of an affiliated entity are rated at least A-1 by S&P or P-1 by Moody's; provided that, if (i) such an investment is held by a futures commission merchant that has entered into a tri-party agreement among such futures commission merchant, the Fund and the Custodian which provides for a daily sweep of cash accruing to the Fund's account at the futures commission merchant and (ii) the Custodian's short-term unsecured debt obligations meet the ratings criteria specified above in this
                  Section 9.F, then the requirement that such futures commission merchant have the minimum ratings specified above in this
                  Section 9.F shall not be applicable in order for such investment to be a Permitted Investment.


10. COVENANTS REGARDING DIVERSIFICATION. The Fund shall invest in and divest of, or shall refrain from investing in or divesting of, Permitted Investments in accordance with the following provisions, so that after giving effect to market orders the following conditions are satisfied (the process of meeting such conditions being referred to as "INVESTMENT DIVERSIFICATION" and the Fund, after satisfying such conditions, is referred to as being "DIVERSIFIED"):

                  1. Diversification of Futures Contracts. At least 80% of the aggregate Market Value of Futures Contracts will be comprised of investments in the Futures Contracts expiring within the next 3 quarters. No Futures Contract may be entered into if it matures later than 13 months following the date that the Fund enters into such contract.

                  2. Concentration of Zero Coupon Bonds. An Agency Zero may be purchased only if immediately after giving effect to the purchase,

                    a) the Market Value of Agency Zeroes issued by any one particular government agency will not exceed 10% of the sum of the Market Value of all Agency Zeroes and the Market Value of all Treasury Zeroes, and

                    b) the sum of the Market Values of all Agency Zeroes will not exceed 25% of the aggregate Market Values of all Agency Zeroes and Treasury Zeroes;

                    provided, however, that if there are fewer than sixty (60) months until the Protection Termination Date and if the Fund is required by the terms of this Agreement to stop issuing new Shares (other than Shares issued in connection with the automatic reinvestment of dividends), then with written consent of Party A (which may be withheld in Party A's sole discretion), higher limits for
                    (a) and (b) above may be established.

                  3. Concentration of Cash Equivalents. The Market Value of Cash Equivalents issued by any one obligor and its affiliates shall not exceed the greater of (i) $500,000 and (ii) 5% of the Market Value of all Cash Equivalents held by the Fund; provided that instruments backed by the full faith and credit of the United States of America may be held in greater concentrations, but that instruments issued by any single agency or entity of the United States of America shall be subject to such limitation (provided that such agencies or entities shall not be considered affiliates of each other for the purpose); provided further that obligations of the Custodian having maturities of three Business Days or less may be held in concentrations of up to 7% of the Fund's assets, and provided that, in the final three Business Days prior to the Protection Termination Date, or an earlier date in accordance with Section 5 of this Confirmation, all of the Fund's assets may be invested in a demand deposit or a savings deposit account of the Custodian.

                  4. Concentration of Cash Margin. Cash Margin in the securities account of a securities broker-dealer shall not exceed the greater of (i) $100,000 and (ii) 1% of the Market Value of all cash and Cash Equivalents held by the Fund.

                  5. Concentration of Treasury Notes. The par value of Treasury Notes held by the Fund shall not exceed 50% of the aggregate value at maturity of all Treasury Zeroes and Agency Zeroes held by the Fund.

11.      COVENANTS REGARDING REPORTS.

         By noon on the Business Day next following each day on which the Fund is Rebalanced, the Fund will cause the Adviser to provide a report to Party A demonstrating that all investments of the Fund are Permitted Investments, that the Permitted Investments are Diversified and that the Permitted Investments are Rebalanced, and providing the information specified in Appendix B hereto and such other information as may be reasonably requested from time to time by Party A to protect its rights under the Agreement. Appendix B, is hereby incorporated into this Confirmation and made a part hereof.

12.      OTHER PROVISIONS

         A. REBALANCING: The covenants in Appendix A are part of this Confirmation.

         B.       CALCULATION AGENT:           None.

         C.       GOVERNING LAW:               New York Law

         D.       ACCOUNT DETAILS:

                  Payments to Party A:   BANK OF NEW YORK
                                         A/C:  PRUDENTIAL GLOBAL FUNDING, INC.
                                         ABA #:  021-000-018
                                         ACCOUNT NO.: 8900305509

                  Payments to The Fund:  PLEASE ADVISE

         E.       OFFICES:

                  (a) The Office of Party A for the Transaction is New Jersey;
and

                  (b) The Office of the Fund for the Transaction is AIG, Harborside Financial Centre, 3200 Plaza 5, Jersey City, New Jersey 07311-4992.

         F.       BROKER/ARRANGER: No Broker/Arranger is recognized.

         G. CONFIDENTIALITY: Each Party acknowledges and agrees that the contents of this Agreement include non-public, confidential and proprietary information and agrees to use commercially reasonable efforts to preserve the confidentiality thereof; provided, however, that each party shall be able to use such information in connection with asserting or defending its rights under the Agreement and to comply with applicable law and with requests from regulatory entities.


         We are very pleased to have completed this Transaction with you. Please confirm your acceptance of the above terms and conditions of the Transaction by completing and executing the following portion of this document.

                                             Best Regards,


                                             PRUDENTIAL GLOBAL FUNDING, INC.

                                             By: _________________________
                                             Name:
                                             Title:
                                             Telephone No.:
                                             Facsimile No.:

                                             By: _________________________
                                             Name:
                                             Title:
                                             Telephone No.:
                                             Facsimile No.:





Agreed and accepted this ____ day of _______________, 2004.

AIG SERIES TRUST On behalf of [2010, 2015, 2020, 2025] High Watermark Fund

By ________________
Name: Joseph P. Kelly
Title: Secretary

                                                                      APPENDIX A

COVENANTS REGARDING REBALANCING OF ELIGIBLE INVESTMENTS.

     A. REQUIRED INVESTING AND DIVESTING. On each Business Day, the Fund shall invest in and divest Permitted Investments in accordance with the following provisions, so that after giving effect to market orders the following conditions are satisfied (the process of meeting such conditions being referred to as "INVESTMENT REBALANCING" and the Fund, after satisfying such conditions, is referred to as being "REBALANCED"):

               1. FUTURES CONTRACT CAP: The sum of the Futures Contract Amounts for all Futures Contracts held by the Fund will not exceed 85% of the sum of (i) the Market Value of the Cash Equivalents (excluding Cash Equivalents held as Cash Margin), plus (ii) the Market Value of Cash Margin, plus
                    (iii) the Market Value of the Treasury Zeroes, plus (iv) the Market Value of the Agency Zeroes, plus (v) the Market Value of the Treasury Notes.

               2. [Omitted pursuant to a request for confidential treatment of information pursuant to Rule 406 under the Securities Act of 1933.]

               3. MINIMUM CASH HOLDINGS: The Market Value of Cash Equivalents shall equal or exceed five percent (5%) of the Fund NAV (excluding any value attributable to this Agreement and the Market Value of Cash Margin).

               4. [Omitted pursuant to a request for confidential treatment of information pursuant to Rule 406 under the Securities Act of 1933.]

               5. [Omitted pursuant to a request for confidential treatment of information pursuant to Rule 406 under the Securities Act of 1933.]

               6. No Uncovered Puts: The notional value of Long SPX Put Options shall not exceed the notional value of Futures Contracts.

               7. [Omitted pursuant to a request for confidential treatment of information pursuant to Rule 406 under the Securities Act of 1933.]

     B. SIGNIFICANT INTRA-DAY DROP IN S&P 500 INDEX. If the S&P 500 Index value as of any time during regular trading hours of the New York Stock Exchange on any Business Day declines to a level that is 10% or more below its value as of the close of trading on the New York Stock Exchange on the immediately preceding Business Day or as of the time the Fund was last Rebalanced (whichever is more recent) (the occurrence of such a condition, an "INTRA-DAY REBALANCING TRIGGER"), the Fund shall promptly (but in any event not later than one hour following the occurrence of the Intra-Day Rebalancing Trigger or, if the Intra-Day Rebalancing Trigger occurs during the last hour of trading on the New York Stock Exchange on a Business Day, not later than the first hour of trading on the immediately succeeding Business
          Day) submit orders for sales of Futures Contracts so that, after accounting for such sales, the Fund is Rebalanced.

     C. The Fund will cause Adviser to monitor the Fund's investments in accordance with the provisions of the Agreement.

                                   EXHIBIT II


                       PRUDENTIAL FINANCIAL, INC. GUARANTY

                                                                  JUNE ___, 2004

1. GUARANTY. PRUDENTIAL FINANCIAL, INC., a corporation organized and existing under the laws of the State of New Jersey (herein referred to as "PFI" ), hereby unconditionally guarantees to AIG SERIES TRUST ("PARTY B") the payment of all amounts payable by PRUDENTIAL GLOBAL FUNDING, INC. ("PARTY A"), or by any assignee of Party A which is a direct or indirect affiliate or subsidiary of Prudential Financial, Inc., under the ISDA Master Agreement dated as of June __, 2004 between Party A and Party B (the "AGREEMENT") in accordance with the terms of the Agreement. In case of the failure of Party A punctually to pay any such amounts, PFI hereby agrees upon written demand by Party B to cause any such payment to be made promptly in accordance with the Agreement, including any interest thereon at the Default Rate (as defined in the Agreement) from the date such payment was due from Party A.

         PFI hereby agrees that its obligations under this Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement with respect to Party A, the absence of any action to enforce Party A's obligations under the Agreement, any waiver or consent by Party B with respect to any provisions thereof or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. This Guaranty is intended to be a guaranty of payment and not a guaranty of collection.

         PFI shall be subrogated to all rights of Party B against Party A in respect of any amounts paid by PFI pursuant to the provisions of this Guaranty; PROVIDED, HOWEVER, that PFI shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all amounts due and payable by Party A under the Agreement shall have been paid in full.

         This Guaranty shall remain in full force and effect until Party B shall have been indefeasibly paid in full all amounts due it under the Agreement and until such amounts are not subject to rescission or repayment upon the bankruptcy, insolvency, reorganization, moratorium, receivership or similar proceeding affecting Party A.

         PFI hereby waives (i) promptness, diligence, presentment, demand of payment (except as specified herein and in the Agreement), protest and order and
(ii) any requirement that Party B exhaust any right to take any action against Party A (except as specified herein and in the Agreement) or any other person or entity before proceeding to exercise any right or remedy against PFI.

2. REPRESENTATIONS. PFI represents to Party B (which representations will be deemed to be repeated by PFI on each date on which a Transaction (as defined in the Agreement) is entered into) that:

(a)      BASIC REPRESENTATIONS.

         (i) STATUS. It is duly organized and validly existing and in good standing under the laws of the State of New Jersey;

         (ii) POWERS. It has the power to execute and deliver this Guaranty and any other documentation relating to this Guaranty and to perform its obligations under this Guaranty and has taken all necessary action to authorize such execution, delivery and performance;

         (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

         (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Guaranty have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

         (v) OBLIGATIONS BINDING. Its obligations under this Guaranty constitute its legal, valid and binding obligations, enforceable in accordance with the terms hereof (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default or, to its knowledge after due inquiry, Termination Event (each as defined in the Agreement) with respect to it has occurred and is continuing and no such event or circumstances would occur as a result of its entering into or performing its obligations under this Guaranty.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge after due inquiry, threatened against it or any of its Affiliates (as defined in the Agreement) any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that purports to draw into question, or is likely to affect, the legality, validity or enforceability against it of this Guaranty or its ability to perform its obligations under this Guaranty.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to Party B and is identified for the purpose of this Section 2(d) in Part 3 of the Schedule to the Agreement is, as of the date of the information, true, accurate and complete in every material respect.

3. AGREEMENTS. PFI agrees with Party B that, so long as it has or may have obligations under this Guaranty:

(a) FURNISH SPECIFIED INFORMATION. It will deliver to Party B any documents specified in Part 3 of the Schedule to the Agreement, by the date specified in Part 3 of such Schedule or, if none is specified, as soon as practicable.

(b) MAINTAIN AUTHORIZATIONS. It will maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Guaranty and will obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Guaranty.

(d) STAMP TAX. It agrees to pay any stamp, registration, documentation or similar tax ("STAMP TAX") levied or imposed upon it or in respect of its execution or performance of this Guaranty by a jurisdiction in which it is incorporated, organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Guaranty is located ("STAMP TAX JURISDICTION") and will indemnify Party B against any Stamp Tax levied or imposed upon Party B or in respect of Party B's execution or performance of the Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to Party B.

4.       TAX GROSS-UP. All payments under this Guaranty shall be made subject to
Section 2(d) of the Agreement and such Section is hereby incorporated by reference herein.

5. ASSIGNMENT. Neither PFI nor Party B may assign its rights or obligations hereunder to any other person without the prior written consent of PFI or Party B, as the case may be; PROVIDED, HOWEVER, that (a) Party B may assign its rights and obligations hereunder to an assignee to which it has transferred its rights and obligations under and in accordance with the Agreement and (b) upon at least 60 days' prior written notice to Party B, PFI may assign its obligations hereunder to The Prudential Insurance Company of America.

6. GOVERNING LAW. The Guaranty shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law.

                                           PRUDENTIAL FINANCIAL, INC.

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------

                                   EXHIBIT III
                          [FORM OF OPINION FOR PARTY B]

                    [LETTERHEAD OF LEGAL COUNSEL FOR PARTY B]

[DATE]

Prudential Global Funding, Inc.
Two Gateway Center, 5th Floor
Newark, New Jersey  07102

Prudential Financial, Inc.
c/o Prudential Retirement
200 Wood Avenue South
Iselin, New Jersey  08830

Ladies and Gentlemen:

         We have acted as counsel to ___________________ ("Party B"), a statutory trust organized under the laws of the State of Delaware. This opinion is being delivered to you in connection with the execution and delivery by Party B of the ISDA Master Agreement dated as of ________________, 20___, the Schedule thereto dated as of ________________, 20___, and the Confirmation under such ISDA Master Agreement dated as of ________________, 20___, (together, the
"Agreement"), between PRUDENTIAL GLOBAL FUNDING, INC. and Party B. Any capitalized terms used but not defined herein shall have the respective meanings specified in the Agreement.

         In connection with this opinion, we have examined an executed copy of the Agreement, and such corporate documents and records of Party B, certificates of public officials and officers of Party B, and other documents as we have deemed necessary or appropriate for the purposes of this opinion. In such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the accuracy and completeness of all certificates and other statements, documents and records reviewed by us and the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies.

         Based upon the foregoing, we are of the opinion that:

         1. Party B is a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware.

         2. The execution, delivery, and performance of the Agreement are within Party B's corporate power, have been duly authorized by all necessary corporate action, and do not conflict with any provision of Party B's Declaration of Trust or by-laws or any law, regulation, agreement or order or judgment of any court or governmental agency applicable to it or to which Party B or its assets are subject or by which Party B is bound.

         3. The Agreement has been duly executed and delivered by Party B and constitutes legally valid and binding obligations of Party B enforceable against Party B in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law).

         4. No consent, authorization, license or approval of, or registration or declaration with, any U.S. federal or New York governmental authority is required in connection with Party B's execution, delivery, and performance of the Agreement.

         Our opinion is limited solely to the Delaware Statutory Trust Act and such matters of law under United States federal law and the laws of the State of New York which in or experience would normally be applicable to the consummation of the transaction contemplated by the Transaction Documents, as those laws are in effect as of the date hereof. In addition, as you are aware, we are not licensed to practice law in the State of Delaware and do not purport to be experts in the laws of such state, and therefore, our opinion set forth in paragraph 4 as to Delaware law is based solely on our review of standard compilations of the version of the Uniform Commercial Code in effect in the State of Delaware and not upon any other review of the laws of the State of Delaware, including any case law. We express no opinion with respect to any other Delaware law or the laws of any other jurisdiction, including but not limited to, ordinances, regulations or practices of any county, city or other governmental agency or body within the State of New York.

         Our opinions set forth in this letter are based upon the facts in existence and laws in effect on the date hereof, and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

         The Opinions expressed herein are for the exclusive benefit of Prudential Global Funding, Inc. and Prudential Financial, Inc. This opinion may not be relied upon in any manner by any other person and may not be disclosed, quoted or otherwise referred to without our prior written consent.

Very truly yours,





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                                   EXHIBIT IV
                                 NOTICE DETAILS


PRIMARY CONTACTS:          George Quillan
                           Vice President and Actuary
                           Prudential Financial, Inc.
                           200 Wood Avenue South
                           Iselin, NJ 08830-2706
                           Tel: 732-482-8741
                           Facsimile: 732-482-8945
                           E-mail: george.quillan@prudential.com

                           Gary Neubeck
                           Managing Director
                           Prudential Financial, Inc.
                           2 Gateway Center
                           Newark, NJ 07102-5005
                           Tel: 973-802-6279
                           Facsimile: 973-802-8518
                           E-mail: gary.neubeck@prudential.com


SECONDARY CONTACTS:        Frank Terpenning
                           Market Risk Analyst
                           Prudential Financial, Inc.
                           200 Wood Avenue South
                           Iselin, NJ 08830-2706
                           Tel: 732-482-8852
                           Facsimile: 732-482-8953
                           E-mail: frank.terpenning@prudential.com

                           Marie Coppola
                           Manager, Trader Support
                           Prudential Financial, Inc.
                           2 Gateway Center
                           Newark, NJ 07102-5005
                           Tel: 973-367-2232
                           Facsimile: 973-802-8518
                           E-mail: marie.coppola@prudential.com

AIG SERIES TRUST ON BEHALF OF THE FUND

PRIMARY CONTACT:           Robert M. Zakem
                           President
                           AIG Series Trust
                           Harborside Financial Center
                           3200 Plaza 5
                           Jersey City, NJ  07311-4992
                           Tel: 201-324-6363
                           Facsimile: 201-324-6364
                           E-mail: rzakem@sunamerica.com

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SECONDARY CONTACT:         Donna Handel
                           Treasurer
                           AIG Series Trust
                           Harborside Financial Center
                           3200 Plaza 5
                           Jersey City, NJ  07311-4992
                           Tel: 201-324-6310
                           Facsimile: 201-324-6311
                           E-mail: dhandel@sunamerica.com

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